Exhibit 10.14

LEASE

DATED: AS OF JUNE 9, 2011

BOLTON STREET PARTNERS, LLC, LESSOR

AURA BIOSCIENCES, INC, LESSEE

85-95 BOLTON STREET, CAMBRIDGE, MASSACHUSETTS

TABLE OF CONTENTS

1.0	Reference Data		1

2.0	Premises		4
	2.1	Premises	4
	2.2	Common Areas	4
	2.3	As Is	4
	2.4	Lessor’s Work	4

3.0	Term; Commencement Date		5
	3.1	Term	5

4.0	Rent		5
	4.1	Rent	5

5.0	Permitted Use		6

6.0	Taxes; Operating Expenses; Electricity		6
	6.1	Taxes	6
	6.2	Operating Expenses	6
	6.3	Payment of Taxes, Operating Expenses	8
	6.4	Abatement of Taxes	9
	6.5	Utilities; Payment as Additional Rent	9

7.0	Insurance; Exculpation		11
	7.1	Public Liability Insurance	11
	7.2	Casualty Insurance	11
	7.3	Business Interruption Insurance	11
	7.4	Authorized Insurers; Evidence of Insurance	11
	7.5	Lessor’s Insurance	12
	7.6	Waiver of Subrogation	12
	7.7	Waiver of Rights	12
	7.8	Lessee’s Acts, Effect on Insurance	12

	7.9	Limitation of Lessor’s Liability for Damage or Injury	13
	7.10	Indemnification	13

8.0	Assignment, Subletting and Relocation		14

9.0	Parking		16

10.0	Late Payment of Rent		17

11.0	Lessee’s Covenants		17

12.0	Building Security		21

13.0	Casualty and Eminent Domain		21

14.0	Defaults; Remedies		23
	14.1	Defaults; Events of Default	23
	14.2	Termination	24
	14.3	Survival of Covenants; Remedies	24
	14.4	Right to Relet	25
	14.5	Right to Equitable Relief	25
	14.6	Performance by Lessor	26
	14.7	Further Remedies	26

15.0	Real Estate Broker		26

16.0	Notices		26

17.0	Hazardous Materials		27
	17.1	Prohibition	27
	17.2	Environmental Laws	28
	17.3	Hazardous Material Defined	28
	17.4	Testing	28
	17.5	Decommissioning; Clean Certificate	29

18.0	No Waivers		30

19.0	Services Provided by Lessor		30

20.0	Quiet Enjoyment; Ground Leases; Mortgages		30
	20. l	Quiet Enjoyment	30
	20.2	Rights of Ground Lessors and Mortgagees	30
	20.3	Lease Subordinate	31

21.0	Security Deposit		31

22.0	Estoppel Certificates		32

23.0	Holding Over		32

II

24.0	Force Majeure		32

25.0	Independent Covenants		32

26.0	Entire Agreement		33

27.0	Applicable Law, Severability and Construction		33

28.0	Successors and Assigns		34

29.0	Authority		34

30.0	Financial Statements		34

31.0	OFAC Compliance		34

32.0	Use of Walden Square Name		36

33.0	Extension Option		36

34.0	Special Provisions Relating to the Special Equipment		37
	34.1	Access to Special Equipment Located Within Premises	4l

EXHIBITS

EXHIBIT A - PREMISES EXHIBIT B - SITE PLAN
EXHIBIT C - SERVICES PROVIDED BY LESSEE EXHIBIT D - SERVICES PROVIDED BY LESSOR EXHIBIT E - RULES AND REGULATIONS EXHIBIT F - CLEAN CERTIFICATE
EXHIBIT G - PROPOSED 2011 OPERA TING EXPENSE BUDGET

III

LEASE

THIS LEASE is made as of the 9th day of June, 2011 by and between BOLTON STREET PARTNERS, LLC, a Massachusetts limited liability corporation with a place of business at 126 North Washington Street, Suite 5, Boston, Massachusetts 02114 (“Lessor”), and Aura Biosciences, Inc., a Connecticut corporation, with a principal place of business as of the date hereof at I Kendall Square, Building 600, Ste, B6101, Cambridge, MA 02139 (“Lessee”).

1.0	Reference Data. The following terms shall have the definitions set forth in this Section 1.0:

PREMISES AND RENTABLE AREA OF THE PREMISES:	Agreed to be 4,000 gross rentable square feet on the first (1st ) floor of the Building (Lab 116 and 118) and on the second (2nd ) floor of the building (offices 221-225) as shown on Exhibit A. The rentable area of the Premises includes a common area factor and Lessor and Lessee agree that the rentable area of the Premises is as stated herein.

BUILDING	The building located at 85-95 Bolton Street, Cambridge, Massachusetts.

RENTABLE AREA OF BUILDING:	46,771 square feet.

LAND:	The parcel of land on which the Building is located more fully described on Exhibit B hereto.

INITIAL TERM:	An initial term commencing on the Commencement Date and expiring twenty four (24) calendar months from the Commencement Date.

TERM:	The Initial Term and any proper extension thereof in accordance with the terms of this Lease.

RIGHT OF FIRST OFFER	Option A: Landlord shall make available an additional 1,553 gross rentable square feet on the first (1st) floor of the Building (Lab 110 and 119) and on the second (2nd ) floor of the building (offices 214 and 216) as shown on Exhibit A for an occupancy date to occur no earlier than January 1, 2012. Tenant shall notify Landlord of its intent to take this space no later than August 1, 2011. In the event that

Tenant does not lease the space at that time, Tenant shall have an ongoing right of first offer thereafter. Lessee must exercise such option to extend by giving Lessor written notice (the “Option A Notice”) on or before August 1, 2011, time being of the essence. Upon the timely giving of such notice, the Option A Term shall be deemed effective under and upon all of the terms and conditions of this Lease, except that (a) Basic Rent for Option A shall be $24.50 per square feet of gross rentable square feet for the period from January l to June 30, 2012 and $25.50 per square feet of gross rentable square feet for the period from July I, 2012 to June 30, 2013. Lessor shall have no obligation to provide a Lessee allowance or other Lessee inducement of any kind, (b) Lessor shall have no obligation to perform any Lessor’s Work or to construct or renovate the Premises or make any decorations or improvements thereto and (c) there shall be no further right or option to extend the Term other than as set forth in Section 33.0. If Lessee fails to give timely notice, as aforesaid, Lessee shall have no further right to Option A. Notwithstanding the fact that Lessee’s proper and timely exercise of such Option A shall be self-executing, the parties shall promptly execute a lease amendment reflecting such Option A Terms after Lessee exercises such option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Lessee’s exercise of its rights under this Section 33.0.

Option B: In the event that the current tenant vacated the space, Landlord shall offer Tenant the Right of First Offer on the second floor lab space. Building (Lab 238, 239 and 247) on the second (2nd) floor of the building.

COMMENCEMENT DATE:	July l, 2011

RENT COMMENCEMENT DATE:	July 1, 2011.

BASIC RENT

Rental Period	Basic Rent Per Annum	Basic Rent Monthly
Rent from July 1, 2011 to June 30, 2012;	$98,000.00	$8,166.67
Rent from July 1, 2012 to June 30, 2013;	$102,000.00	$8,500.00

LESSEE’S SHARE:	8.55%

LESSEE’S SHARE (TAXES)	8.55%

LESSEE’S SHARE (OPERATING EXPENSES)	8.55%

SECURITY DEPOSIT:	$39,500.00.

PERMITTED USE:	General Office and laboratory uses, in each case, to the extent permitted as a matter of right under the zoning ordinance of the City of Cambridge and subject to all the provisions of this Lease. General Office use shall not extend to more than forty (40%) percent of the floor area of the Premises. Other than the MWRA Permit, any and all local, state or federal operational permits shall be the sole responsibility of the Lessee. Any and all uses which require a zoning variance, zoning change, special permit or other type of zoning approval relief shall be subject to the approval of the Lessor in its reasonable discretion and shall be the responsibility of the Lessee. Notwithstanding the forgoing, no use involving the presence, storage, generation or release of any radioactive or nuclear materials shall be permitted.

LESSEE’S REPRESENTATIVE	Not Applicable

2.0	Premises.

2.1 Premises. Lessor hereby leases unto Lessee the Premises, together with the benefit of, and subject to (as the case may be) all rights, easements, covenants, conditions, encumbrances, encroachments and restrictions of record as of the date of this Lease. Lessor shall have the right, without the necessity of obtaining Lessee’s consent thereto or joinder therein, to grant, permit, or enter into during the term of this Lease such additional rights, easements, covenants, conditions, encumbrances, encroachments and restrictions with respect to the Land as Lessor may deem appropriate, provided that no such rights, easements, covenants, conditions, encumbrances, encroachments or restrictions shall materially affect Lessee’s use of the Premises for the Permitted Use. Lessor further hereby reserves the right to install, maintain, use, repair and replace pipes, ducts, wires, meters and any other equipment, machinery, apparatus and fixtures located within the Premises and serving other parts of the Building, provided that reasonable advance notice thereof is given to Lessee and that the exercise of such rights shall not materially affect Lessee’s use of the Premises for the Permitted Use. Lessee, its employees and invitees shall have access to the Premises twenty-four (24) hours per day, seven (7) days per week, subject to Lessor’s reasonable security procedures. Lessee shall be permitted to operate its business in the Premises outside of the Building hours (as set forth in Paragraph l of Exhibit D attached hereto), but Lessee shall pay to Lessor, as Additional Rent, the cost of supplying HVAC and other services to the Premises, as described on Exhibit D at times other than such Building hours in the event that Lessee requests HVAC or other such services outside of Building hours, such payment to be due and payable no later than thirty (30) days after Lessor gives written notice to Lessee of the amount of such charges.

2.2 Common Areas. Lessor also grants to Lessee, and Lessee’s invitees, the right, in common with others entitled thereto, to use for the purposes for which they were designed, the common facilities of the Building, including but not limited to, all entrances, hallways, elevator foyers, stairwells and stairs, restrooms, passenger elevators, loading bays, parking areas (consistent with Section 9 of this Lease), drives, and walkways, a kitchen and eating area, the Special Equipment (as hereinafter defined) as also shown on Exhibit A, and at least two meeting rooms which may be reasonably shared and reserved by tenants of the Building (collectively, the “Common Areas”).

2.3 As Is. Lessee agrees to accept the Premises from Lessor in an “as is” condition, with all faults and without any representation or warranty, express or implied, from Lessor except for the Lessor’s Work (as said term is hereinafter defined). Except for the Lessor’s Work, Lessor is not obligated to perform, or pay for, any work in order to prepare the Premises for occupancy by Lessee.

2.4 Lessor’s Work. Lessor agrees that it will perform the following work (the “Lessor’s Work”) in the Premises at Lessor’s expense: Lessor will provide the Premises in broom clean condition, systems in good working order, including, but not limited to the chemical hoods in the Premises, repair all ceiling tiles, polish or replace laboratory floors, replace damaged carpets, scrub clean laboratory benches, repaint walls and key lock the space for the Lessee. Lessor will conduct the following work to the Second Floor Office Area of the Premises: Construct demising wall on second floor as outlined per mutually agreed upon plan attached as Exhibit A; furnish and install electrical outlets and lighting in office area, construct one and a half glass entry doors with locking system for security and install 2 pieces of glass in the wall to create visual connection between reception area and 2 offices across the common hallway. Tenant shall be responsible for the cost difference for any improvements to the second floor office area above the Landlord’s base work.

Landlord’s work at Tenant’s cost will include:

Landlord shall install one (1) 220 electric outlet as Tenant expense. Landlord shall confirm installation costs with Tenant prior to work commencement of the work.

3.0	Term; Commencement Date.

3.1 Term. The Term of this Lease shall commence on the Commencement Date. As used in this Lease, the term “Lease Year” shall mean the twelve (12) month period commencing on the Commencement Date.

4.0	Rent.

4.1 Rent. Lessee shall pay Lessor, without offset or deduction and without previous demand therefor, as items constituting rent (collectively, “Rent”):

(a)

Basic Rent, at the rates set forth in Section 1.0, in equal monthly installments, in advance, commencing on the Rent Commencement Date and continuing thereafter on the first day of each calendar month or portion thereof during the Term; and

(b)

From and after the Commencement Date, all other costs, charges, or expenses which Lessee in this Lease agrees to pay, or which Lessor reasonably incurs as the result of a default by Lessee hereunder, including any penalty or interest which may be added for nonpayment or late payment thereof as provided in this Lease (collectively, “Additional Rent”). All recurring payments of Additional Rent, including, without limitation, payments on account of “Taxes” and “Operating Expenses” (as these terms are hereinafter defined), shall be due and payable on the same day on which Basic Rent is due. Unless otherwise specifically provided in this Lease, all non-recurring items constituting Additional Rent shall be due and payable within thirty (30) days after demand therefor by Lessor.

Basic Rent and Additional Rent shall be pro-rated for partial months occurring at the beginning or the end of the Term.

All payments shall be made to Lessor or such agent, and at such place, as Lessor shall, from time to time, in writing designate, the following being now so designated:

Bolton Street Partners, LLC

c/o Peter Zagorianakos, Manager

126 North Washington Street, Unit 5

Boston, MA 02114

5.0	Permitted Use. The Premises may be used only for the Permitted Use as set forth in Section 1.0 and for no other use.

6.0	Taxes; Operating Expenses; Electricity.

6.1 Taxes. Lessee shall pay as Additional Rent, in any tax year, all or a portion of which is included in the Term, Lessee’s Share (Taxes) (as defined below) of Taxes. As used herein the term “Taxes” shall mean collectively real estate taxes, special or general assessments, water rents, rates and charges, sewer rents and other impositions and charges imposed by governmental authorities of every kind and nature whatsoever, excluding Taxes imposed by or as a result of Lessor’s or its agents’, representatives’ negligence or willful misconduct, extraordinary as well as ordinary and each and every installment thereof which shall or may during the Term be charged, levied, laid, assessed, imposed, become due and payable or become liens upon or for or with respect to the Land or the Building or any appurtenances or equipment owned by Lessor thereon or therein, or any part thereof , or on this Lease, and any tax based on a percentage fraction or capitalized value of the Rent (whether in lieu of or in addition to the taxes hereinbefore described), provided that all taxes and assessments shall be paid over the longest period permitted by law. Taxes shall not include inheritance, estate, excise, succession, transfer, gift, franchise, income, gross receipt, or profit taxes except to the extent such are in lieu of or in substitution for Taxes as now imposed on the Building, the Land, the Premises or this Lease nor (i) any environmental assessments, charges or liens arising in connection with the remediation of Hazardous Materials (as hereinafter defined) from the Premises or Building, the causation of which arose prior to the Commencement Date of this Lease, or to the extent caused by Lessor, its agents, employees or contractors or any other tenant of the Building (other than Lessee or its sublessees or assignees); (ii) costs or fees payable to public authorities in connection with any future construction, renovation and/or improvements to the Premises or Building other than the Work or improvements to the Premises made by or for Lessee, including fees for transit, housing, schools, open space, child care, arts programs, traffic mitigation measures, environmental impact reports, traffic studies, and transportation system management plans and (iii) reserves for future Taxes. Additionally, interest and penalties incurred as a result of Lessor’s late payment shall not be included in the definition of Taxes. As used in this Agreement Lessee’s Share of the taxes (Taxes) is the percentage set forth in Section 1.0.

6.2 Operating Expenses. Lessee shall pay as Additional Rent Lessee’s Share (Operating Expenses) of Operating Expenses (as defined below) for the Land and Building. “Operating Expenses” shall include, without limitation, all expenses, costs, and disbursements of every kind and nature which Lessor shall pay or become obligated to pay in connection with the ownership, operation, repair and maintenance of the Building or the Land, including all facilities in operation on the Commencement Date and such additional facilities in subsequent years as may be determined by Lessor to be necessary or beneficial for the operation of the Building or the Land or the provision of services to Lessees, including, but not limited to:

(a)

all salaries, wages, fringe benefits, payroll taxes and workmen’s compensation insurance premiums related thereto of and for employees engaged in the operation of the Building and the Land (or a reasonable allocation thereof for personnel who work in multiple buildings);

(b)	painting, repairs, maintenance and cleaning of all Common Areas;

(c)

common area utilities (including, without limitation, electricity, water, sewer, gas and steam) which are not separately chargeable to the Lessee, including, without limitation, lighting of exterior areas, common areas and the parking area during any portion of the Tern when Lessee is not the sole lessee of the Building (“Base Building Utility Expenses”);

(d)	maintenance and repair of the Building heating and cooling systems, the plumbing systems, the fire detection and suppression systems, the electrical system and the elevators;

(e)	all maintenance, janitorial, and service agreements;

(f)	all insurance, including the cost of casualty and liability insurance applicable to the parking area, the Land, the Building and Lessor’s personal property used in connection therewith;

(g)	maintenance of landscaped areas and paved areas, and s ow removal;

(h)	maintenance of the Building security system, if any;

(i)	commercially reasonable management fees and charges and the fair market value of office space for the manager of the Building;

(j)	reasonable expenses incurred in pursuing an application for an abatement of Taxes, to the extent not deducted from the abatement, if any, received;

(k)	legal (excluding legal fees with respect to lease negotiations or disputes with lessees), accounting and other professional fees and disbursements (excluding leasing commissions); and

(I)	services to be provided by Lessor as set forth on Exhibit “D” attached.

As used in this Agreement, “Lessee’s Share (Operating Expenses)” is the percentage set forth in Section 1.0.

In the event that the average occupancy rate for the Building is less than ninety-five (95%) percent for any fiscal year, then for purposes of calculating Operating Expenses, the Operating Expenses for such fiscal year shall be increased by the additional costs and expenses that Lessor reasonably estimates would have been incurred if the average occupancy rate had been ninety-five (95%) percent for such fiscal year (“Expense Gross-Up”). It is not the intent of this provision to permit Lessor to charge Lessee for any Operating Expenses attributable to unoccupied space, or to seek reimbursement from Lessee for costs Lessor never incurred. Rather, the intent of this provision is to allow Lessor to recover only those increases in Operating Expenses properly attributable to occupied space in the Building, and this provision is designed to calculate the actual cost of providing a variable operating expense service to the portions of the Building receiving such service. This “gross-up” treatment shall be applied only with respect to variable Operating Expenses arising from services provided to Utilities, Common Areas, for Special Equipment Costs and related expenses or to space in the Building being occupied by lessees in order to allocate equitably such variable Operating Expenses to the lessees receiving the benefits thereof. This “gross-up” treatment of any and all Special Equipment Costs and related expenses shall be applied using a base cost of $0.00 and the variable costs being grossed up such that the Tenants occupying the Building shall pay l 00% of the Special equipment Costs and related expenses.

6.3 Payment of Taxes, Operating Expenses. Commencing on the Rent Commencement Date, Lessee shall pay to Lessor, as Additional Rent, on account of its share of anticipated Operating Expenses and Taxes for the then-current year, 1/12th of the total annualized amount of Lessee’s Share (Operating Expenses) of the projected Operating Expenses and Lessee’s Share (Taxes) of the projected Taxes. Within a reasonable time after the end of the fiscal year ending December 31, 2011, and thereafter within a reasonable time after the end of each fiscal year (or portion thereof) included in the Term, Lessor shall deliver to Lessee (i) a statement of actual Operating Expenses and Taxes for the fiscal year just ended, and (ii) a budget of Operating Expenses and Taxes for the then-current fiscal year based on the actual Operating Expenses and Taxes for the preceding year and projected increases or decreases reasonably anticipated by Lessor, together with documentation in reasonable detail which evidence such Operating Expenses and Taxes (“Annual Report”). Upon delivery to Lessee of the statement of actual Operating Expenses and Taxes for the preceding fiscal year, Lessor shall adjust Lessee’s account accordingly. If the total amount paid by Lessee on account of the preceding fiscal year is less than the amount due hereunder, Lessee shall pay the balance due within thirty (30) days after delivery by Lessor of such statement. If the total amount paid by Lessee on account of the preceding fiscal year exceeds the amount due hereunder, such excess shall be credited by Lessor against the monthly installments of Additional Rent next falling due or refunded to Lessee upon the expiration or termination of this Lease (unless such expiration or termination is the result of an Event of Default). Lessor reserves the right to revise the budget once during any fiscal year to cause it to more accurately reflect the actual Taxes or Operating Expenses being paid or incurred by Lessor, and upon any such revision the parties shall make adjustments in the same time and manner as hereinabove provided for fiscal year-end adjustments. Lessor’s current fiscal year is January 1 - December 31, but Lessor reserves the right to change the fiscal year at any time during the Term. Lessee and its designated agents shall have the right to inspect and audit Lessor’s books and records relative to the operation of the Building (including, but not limited to, all documents related to Expenses, Taxes, utility charges, payroll, insurance, rental escalation, service contracts, and management information) (collectively, “Lessor Records”) during normal business hours within ninety (90) days following receipt from Lessor; and, unless Lessee shall take written exception to any item in any such statement within such ninety (90) day period, the Annual Report shall be considered as final and accepted by Lessee. If Lessee shall timely dispute any specific item or items in an Annual Report and if such dispute is not resolved between Lessor and Lessee within thirty (30) days after notice of such dispute from Lessee, then Lessee may refer such disputed item or items to reputable independent certified public accounting firm or lease audit firm selected by Lessee for determination.

6.4 Abatement of Taxes. Lessor may at any time and from time to time make application to the appropriate governmental authority for an abatement of Taxes. If (i) such an application is successful and (ii) Lessee has made any payment in respect of Taxes pursuant to Section 6.3 for the period with respect to which the abatement was granted, Lessor shall (a) deduct from the amount of the abatement all expenses incurred by it in connection with the application, (b) pay to Lessee Lessee’s Share (Taxes) (adjusted for any period for which Lessee had made a partial payment) of the abatement, with interest, if any, paid by the governmental authority on such abatement, and (c) retain the balance, if any.

6.5 Utilities; Payment as Additional Rent. The tenanted spaces occupied by the Lessee are not separately metered and therefore, subject to adjustment as set forth below, utilities will be charged to Lessee as Additional Rent in the following manner:

(a)

Included in the Operating Expenses is Base Building Utility expenses. Lessee shall pay as an Additional Rent Lessee’s Share of all utilities OVER the Base Building Utility expenses (collectively “Additional Utility Expenses”) provided to the Building based on the Lessee’s Share of the physically occupied space within the building. Lessee will pay a share of Additional Utility Costs provided to the Building based on a fraction, the denominator of which will be the Physically Rented Area of the Building and the numerator of which will be the Lessee’s Rentable area of the Building.

Notwithstanding any other provision of this Lease, Lessor shall have the right to monitor the allocation of charges for electricity and gas to all Lessees of the Building to ensure that the allocation method is appropriately related to Lessee’s actual use of these services within or in connection with the Premises. If the current method of allocation is materially inaccurate, Lessor may reasonably change the method of allocation during the term, as necessary, to correct the disproportionate charges. In addition, if Lessor determines in the course of its audit of the charges for electricity and gas previously allocated that Lessee has underpaid or overpaid charges properly due for its use of either or both of these services, Lessor shall invoice Lessee for the amounts due (together with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Lessee) and Lessee shall pay such additional amount, as additional rent hereunder, within thirty (30) days of receipt of Lessor’s invoice therefor.

(b)

Commencing on the Commencement Date, Lessee shall pay to Lessor, as Additional Rent, on account of its share of anticipated Additional Utility Expenses for the then-current fiscal year, 1/12th of the total annualized amount of Lessee’s Share (Operating Expenses) of the Additional Utility Expenses as projected by Lessor. Within a reasonable time after the end of the fiscal year ending December 31, 2011, and thereafter within a reasonable time after the end of each fiscal year (or portion thereof) included in the Term, Lessor shall deliver to Lessee (i) a statement of actual Additional Utility Expenses for the fiscal year just ended, and (ii) a budget of Additional Utility Expenses for the then-current fiscal year based on the actual Additional Utility Expenses for the preceding year and projected increases or decreases reasonably anticipated by Lessor, together with documentation in reasonable detail which evidence such Additional Utility Expenses. Upon delivery to Lessee of the statement of actual Additional Utility Expenses for the preceding fiscal year, Lessor shall adjust Lessee’s account accordingly. If the total amount paid by Lessee on account of the preceding fiscal year is less than the amount due hereunder, Lessee shall pay the balance due within thirty (30) days after delivery by Lessor of such statement. If the total amount paid by Lessee on account of the preceding fiscal year exceeds the amount due hereunder, such excess shall be credited by Lessor against the monthly installments of Additional Rent on account of Additional Utility Expenses next falling due or (if the term has expired or terminated) refunded to Lessee upon the expiration or termination of this Lease. Lessor reserves the right to revise the Additional Utility Expenses budget during any fiscal year to cause it to more accurately reflect the actual Additional Utility Expenses being paid or incurred by Lessor, and upon any such revision the parties shall make adjustments in the same time and manner as hereinabove provided for fiscal year-end adjustments. Lessor’s current fiscal year is January 1 - December 31, but Lessor reserves the right to change the fiscal year at any time during the Term.

(c) Review of Apportionment. Notwithstanding any other provisions in section 6.5(a) and (b) of this lease, in the event that the Gas, Electricity, and Water & Sewer charges and Special Equipment Expenses (collectively “the Expenses”) billed to Lessee during any 12-month period exceeds the amounts contained in the Bolton Street 2011 Budget (attached as Exhibit G to the lease) by more than 20%, Lessor, at Lessee’s written request, agrees to review the utility usage by each tenant. If Lessor determines in the course of its audit of the charges for electricity, gas, water and sewer and Special Equipment Expenses previously allocated that Lessee has underpaid or overpaid charges properly due for its use of these services, Lessor shall invoice or credit Lessee for the amounts due (together with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Lessee) and Lessee shall pay or be credited such additional amount, as additional rent hereunder, within thirty (30) days of receipt of Lessor’s invoice therefor.

7.0	Insurance; Exculpation.

7.1 Public Liability Insurance. Lessee shall procure, pay for and keep in force throughout the Term (and for so long thereafter as Lessee remains in occupancy of the Premises) commercial general liability insurance insuring Lessee on an occurrence basis against all claims and demands for personal injury liability (including, without limitation, bodily injury, sickness, disease, and death) or damage to property which may be claimed to have occurred from and after the time any of the Lessee or any of its officers, directors, contractors, servants and agents shall first enter the Premises, of not less than $2,000,000 with a $1,000,000 per occurrence limit. Such policy shall also include contractual liability coverage covering Lessee’s liability assumed under this Lease, including without limitation Lessee’s indemnification obligations. Such insurance policy (ies) shall name Lessor; Lessor’s managing agent and persons claiming by, through or under them, if any, as additional insured’s.

7.2 Casualty Insurance. Lessee shall take out and maintain throughout the Term a policy of fire, vandalism, malicious mischief, extended coverage and so-called all risk coverage insurance insuring all (i) “Alterations” (as defined in paragraph (f) of Section 11.0 below) which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, and (ii) “Lessee’s Property” (as defined in paragraph (i) of Section 11.0 below) for the benefit of Lessor and Lessee, as their respective interests may appear, in an amount equal to one hundred percent of the replacement value thereof, but not to exceed $1,000,000 in coverage.

7.3 Business Interruption Insurance. Lessee shall take out and maintain a policy of business interruption insurance throughout the Term sufficient to cover at least twelve (12) months of Rent due hereunder and Lessee’s business losses during such 12-month period. Irrespective of insurance coverage, other than as specifically set forth herein, Lessor is not responsible for any business interruptions in the Lessee’s business for any reasons whatsoever, except caused by Lessor’s or its agents or representatives willful misconduct.

7.4 Authorized Insurers; Evidence of Insurance. The insurance required pursuant to Sections 7.1, 7.2 and 7.3 (collectively, “Lessee’s Insurance Policies”) shall be effected with insurers approved by Lessor, with a rating of not less than “A-XI” in the current Best’s Insurance Reports, and authorized to do business in the Commonwealth of Massachusetts under valid and enforceable policies. Lessee’s Insurance Policies shall each provide that it shall not be canceled or modified without at least thirty (30) days’ prior written notice to each insured named therein. On or before the date on which any of the Lessee or any of its officers, directors, contractors, servants and agents shall first enter the Premises and thereafter not less than fifteen (15) days prior to the expiration date of each expiring policy, Lessee shall deliver to Lessor binders of Lessee’s Insurance Policies issued by the respective insurers setting forth in full the provisions thereof. In the event of any claim, and upon Lessor’s request, Lessee shall deliver to Lessor complete copies of Lessee’s Insurance Policies. Upon request of Lessor, Lessee shall deliver to any Mortgagee copies of the foregoing documents.

7.5 Lessor’s Insurance. Lessor shall take out and maintain in force throughout the Term, in a company or companies authorized to do business in Massachusetts, casualty insurance on the Building (exclusive of “Lessee’s Property” (as defined in paragraph (i) of Section 11.0 below), and all items or components of “Alterations” (as defined in paragraph (f) of Section 11.0 below) as to which Lessee is required to maintain insurance pursuant to Section 7.2 above) in an amount equal to the full replacement value of the Building (exclusive of foundations and those items set forth in the preceding parenthetical in this sentence), covering all risks of direct physical loss or damage and so-called “extended coverage” risks. This insurance may be maintained in the form of a blanket policy covering the Building as well as other properties owned by Lessor.

7.6 Waiver of Subrogation. To the extent to which a waiver of subrogation clause is available, Lessor and Lessee shall obtain a provision in all insurance policies carried by such party covering the Premises, including but not limited to contents, fire and casualty insurance, expressly waiving any right on the part of the insurer against the other party. If extra cost is chargeable for such provision, then the party benefiting from the provision shall pay such extra charge.

7.7 Waiver of Rights. All claims, causes of action and rights of recovery for any damage to or destruction of property or business which shall occur on or about the Premises, the Building or the Land, which result from any of the perils insured under any and all policies of insurance maintained by Lessor or Lessee, are waived by each party as against the other party, and the officers, directors, employees, contractors, servants and agents thereof, regardless of cause, including the negligence of the other party and its respective officers, directors, employees, contractors, servants and agents, but only to the extent of recovery, if any, under such policy or policies of insurance; provided, however, that (i) this waiver shall be null and void to the extent that any such insurance shall be invalidated by reason of this waiver, and (ii) with respect to such portion of the Term during which Lessor elects to self-insure under Section 7.5 above, then for purposes of this Section 7.6, Lessor shall be deemed to have maintained fire and all-risk coverage in an amount equal to the full insurable value of the Building.

7.8 Lessee’s Acts, Effect on Insurance. Lessee shall not do or permit any of its officers, directors, contractors, servants and agents to do any act or thing upon the Premises or elsewhere in the Building which will invalidate or be in conflict with any insurance policies covering the Building and the fixtures and property therein; and shall not do, or permit to be done, any act or thing upon the Premises which shall subject Lessor to any liability or responsibility for injury to any person or persons or to property by reason of any business or operation being carried on upon said Premises or for any other reason. If by reason of the failure of Lessee to comply with the provisions hereof the insurance rate applicable to any policy of insurance shall at any time thereafter be higher than it otherwise would be, Lessee shall reimburse Lessor upon demand for that part of any insurance premiums which shall have been charged because of such failure by Lessee, together with interest at the rate of l - l /2% per month or the highest rate permitted by law, whichever is less until paid in full, within ten (10) days after receipt of an invoice therefor.

7.9 Limitation of Lessor’s Liability for Damage or Injury. Lessor shall not be liable for any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, air contaminants or emissions, electricity, electrical or electronic emanations or disturbance, water, rain or snow or leaks from any part of the Building or from the pipes, appliances, equipment or plumbing works or from the roof, street or sub-surface or from any other place or caused by dampness, vandalism, malicious mischief or by any other cause of whatever nature, except to the extent caused by or due to the negligence or willful misconduct of any of the Lessor or its officers, directors, contractors, servants and agents, and then, where notice and an opportunity to cure are appropriate (i.e., where Lessee has an opportunity to know or should have known of such condition sufficiently in advance of the occurrence of any such injury or damage resulting therefrom as would have enabled Lessor to prevent such damage or loss had Lessee notified Lessor of such condition) only after (i) notice to Lessor of the condition claimed to constitute negligence, and (ii) the expiration of thirty (30) days after such notice has been received by Lessor without Lessor having commenced to take all reasonable and practicable means to cure or correct such condition; and pending such cure or correction by Lessor, Lessee shall take all reasonably prudent temporary measures and safeguards to prevent any injury, loss or damage to persons or property. Notwithstanding the foregoing, in no event shall any of the Lessor or its officers, directors, contractors, servants and agents be liable for any loss which is covered by insurance policies actually carried or required to be so carried by this Lease; nor shall any of the Lessor or its officers, directors, contractors, servants and agents be liable for any such damage caused by other lessees or persons in the Building or caused by operations in construction of any private, public, or quasi-public work; nor shall any of the Lessor or its officers, directors, contractors, servants and agents be liable for any latent defect in the Premises or in the Building.

7.10 Indemnification. To the fullest extent allowable by law, Lessee shall indemnify and save harmless, Lessor, its agents (including, without limitation, Lessor’s managing agent) and employees (such agents and employees being referred to collectively as the “Lessor Related Parties”) from and against any and all claims, liabilities or penalties asserted by or on behalf of any person, firm, corporation or public authority on account of injury, death, damage or loss to person, business or property in or upon the Leased Premises and the Property arising out of the use or occupancy of the Leased Premises by Lessee or by any person claiming by, through or under Lessee (including, without limitation, all patrons, employees and customers of Lessee), or arising out of any delivery to or service supplied to the Leased Premises, or on account of or based upon anything whatsoever done on the Leased Premises, except if the same was caused by the negligence, fault or willful misconduct of Lessor or Lessor Related Parties. In respect of all of the foregoing, Lessee shall indemnify Lessor and the Lessor Related Parties from and against all costs, expenses (including reasonable attorneys’ fees), liabilities incurred in or in connection with any such claim, action or proceeding brought thereon; and, in case of any action or proceeding brought against Lessor or the Lessor Related Parties by reason of any such claim, Lessee, upon notice from Lessor and at Lessee’s expense, shall resist or defend such action or proceeding and employ counsel therefor reasonably satisfactory to Lessor.

8.0	Assignment, Subletting and Relocation.

(a)

Lessee shall not mortgage, pledge, hypothecate, grant a security interest in, or otherwise encumber this Lease or any sublease hereinafter entered into by Lessee, or assign this Lease, or sublease the Premises or any portion thereof (the term “sublease” shall be deemed to include any arrangement pursuant to which a third party is permitted by Lessee to occupy all or any portion of the Premises, except for temporary occupancies by consultants or collaborators providing services to Lessee and except as otherwise provided in paragraph (i) below), without obtaining, on each occasion, the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned, or delayed. Without limiting the standard of reasonableness set forth in this Section 8.0(a), Lessor shall not be deemed to be unreasonably withholding its consent to any proposed assignment or subleasing if: (a) the proposed assignee or subtenant (and each of its owners) (i) is not of good character and reputation or (ii) has ever been charged or convicted of any crime or listed as a terrorist or suspected terrorist by governmental authority, or (b) the proposed assignee or subtenant does not possess adequate financial capability to perform the Lessee’s obligations as and when due or required as determined by Lessor, or (c) the assignee or subtenant proposes to use any part of the Premises (or part thereof) for a purpose other than the Permitted Uses applicable thereto, or (d) there shall be existing an Event of Default, or (e) the proposed assignee or subtenant is unable to provide an OFAC Compliance Statement (as said term is hereinafter defined).

(b)

If Lessee wishes to assign this Lease or sublease all or any portion of the Premises, Lessee shall so notify Lessor in writing and request Lessor’s consent thereto. Such notice shall include (i) the name of the proposed assignee or subtenant, (ii) a general description of the types of business conducted by the proposed assignee or subtenant and a reasonably detailed description of the business operations proposed to be conducted in the Premises by such person or entity, (iii) such financial information concerning the proposed assignee or subtenant as Lessor may reasonably require, and (iv) all terms and provisions upon which such assignment or sublease is proposed to be made, including a copy of the assignment or sublease agreement which Lessee proposes to execute.

(c)

If Lessor consents to an assignment or sublease: (i) Lessee shall promptly deliver to Lessor a fully executed copy of said assignment or sublease, which shall be in the form previously submitted to Lessor for review; (ii) after any such assignment or sublease, Lessee shall remain primarily liable to Lessor hereunder (which liability shall be joint and several with the assignee or subtenant); and (iii) if the aggregate rent and other amounts received by Lessee under or in connection with a sublease, after deduction of the direct out of pocket third party costs reasonably incurred by Lessee in entering into such sublease (such costs being limited to reasonable attorneys’ fees and expenses, brokerage commissions, and alteration costs payable by the Lessee under the Sublease for the sublease premises) exceeds the Rent payable hereunder with respect to the portion of the Premises subject to such sublease, Lessee shall pay the Required Percentage (as said term is hereinafter defined) of such excess to Lessor as Additional Rent immediately upon receipt thereof by Lessee. In the event Lessee shall assign its rights under this Lease, Lessee shall pay to Lessor as Additional Rent, the Required Percentage of any net profit realized by Lessee as the result of such assignment after deduction of the costs reasonably incurred by Lessee in entering into such assignment (such costs being limited to reasonable attorneys’ fees and expenses, brokerage commissions amortized on a straight line basis over the remaining term of the Lease, and alteration costs payable by the Lessee under the assignment). As used herein, the term “Required Percentage” shall mean fifty (50%) percent so long as no Event of Default shall occur hereunder and one hundred (100%) percent after the occurrence of an Event of Default. Termination of the Lease shall terminate all rights of Lessee to any share or claim for any rent, additional rent or other sums or charges payable under any sublease or assignment.

(d)

If Lessor withholds its consent to such assignment or sublease in accordance with its rights under this Lease, Lessee shall not enter into the proposed assignment or sublease with such person or entity.

(e)

If Lessor elects, it shall have the right to consider Lessee’s request for Lessor’s consent to any assignment of the Lease, or a request for Lessor’s consent to a sublease as an offer to Lessor to release from this Lease the portion of the Premises which is proposed to be the subject of such sublease as well as all other space occupied by Lessees other than the Lessee (but subject to such prior sublease agreements) or, in the case of a proposed assignment of this Lease, the entire Premises for the remainder of the term of this Lease. If Lessor accepts such offer, then (i) in the case of a proposed sublease, this Lease shall be deemed to be amended as of the proposed effective date of such sublease so as to delete from the Premises all space proposed to be or presently occupied by lessees other than the Lessee (with a commensurate adjustment in Rent and Lessee’s Share (Taxes) and Lessee’s Share (Operating Expenses) for the proposed term of sublease, or (ii) in the case of a proposed assignment, this Lease shall terminate as of the proposed effective date of such assignment as if such date was the last day of the Term.

(f)

Regardless of whether Lessor grants such consent, Lessee shall reimburse Lessor on demand, as Additional Rent, for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees) reasonably incurred by Lessor in responding to a request for such consent, not to exceed $1,500.00.

(g)	Lessee shall not be entitled to enter into any assignment or sublease, or to request Lessor’s consent thereto, during the continuance of an Event of Default hereunder by Lessee.

(h)

Any assignment or sublease entered into pursuant to this Section 8.0 shall be subject to all of the terms and provisions of this Lease, including without limitation this Section 8.0. If Lessee enters into any such assignment or sublease, Lessor may, at any time and from time to time after the occurrence of an Event of Default hereunder, collect rent from such assignee or subtenant, and apply the net amount collected against Lessee’s obligations hereunder, but no such assignment or sublease or collection shall be deemed an acceptance by Lessor of such assignee or subtenant as a lessee hereunder or as a release of the original named Lessee hereunder. No assignment or subletting shall in any way affect the uses permitted under this Lease.

(i)

In the event that Lessee desires to assign this Lease or to sublease the Premises (or any portion thereof) to any corporation, partnership, association or other business organization directly or indirectly controlling or controlled by Lessee or under common control with Lessee, or to any successor by merger, consolidation or purchase of all or substantially all of the assets of Lessee either directly or by operation of law (each a “Lessee Affiliate”), Lessee shall give at least fifteen (15) business days’ prior written notice thereof to Lessor (unless Lessee is prohibited by applicable laws, codes, rules or regulations, or by the terms of the operative merger agreement or purchase and sale agreement from providing notice to Lessor at such time, in which event such notice shall be provided to Lessor as soon as Lessee is no longer subject to such prohibition). No consent of Lessor shall be required for any such assignment or sublease and the provisions of Subsection 8.0(c) and (e) shall not apply to such assignment or sublease. Any assignee or subtenant which claims an interest in this Lease pursuant to a transfer of the type described in this paragraph (i) shall be bound by all of the terms and conditions of this Lease. For the purpose of this Lease, the sale of Lessee’s capital stock through any public exchange shall not be deemed an assignment or sublease of the Lease or of the Premises.

(j)

Notwithstanding anything contained in this Lease, Lessee shall not, either voluntarily or by operation of law, make any transfer of this Lease or the Premises (or any portion thereof) which results in Lessee (or anyone claiming by, through or under Lessee) collecting in connection with the Premises any rental or other charge based on the net income or on the profits of any person so as to render any part of the Rent due hereunder unrelated business taxable income of Lessor as described in Section 512 of the Internal Revenue Code of 1986, as amended, and any such transfer shall be void.

9.0

Parking. Lessee shall be entitled to utilize one (1) parking space(s) in the parking area on the premises on a non-exclusive, unreserved basis in common with others entitled thereto provided, however, and that Lessee shall not have the right to use any spaces that are marked “handicapped”. In no event shall Lessor have any responsibility or liability to Lessee for any damage to any vehicles parked in the parking area nor for theft thereof or of items stored therein, unless directly caused by Lessor. Use of parking spaces shall be subject to such rules and regulations as are from time to time promulgated by Lessor and the City of Cambridge. Parking spaces may be used only to park a passenger car, van or light truck having a maximum height no greater than the maximum height posted from time to time of such length and width such that it fits within a conventional parking space. The parking spaces may not be used for parking commercial vehicles or as a staging area for commercial transportation, delivery or other services, except with Lessor’s prior written consent. The parking spaces may not be used for storage of vehicles or other equipment. Any vehicle or equipment remaining in the parking spaces for more than thirty (30) calendar days shall be deemed abandoned and may be removed from the parking area in which event Lessor shall have no liability to any person for loss or damage on account of such removal. Lessee agrees that Lessor is not obligated to provide any security to or for parking spaces or vehicles parked thereon or elsewhere. To the fullest extent permitted by law, neither the Lessor, nor their respective officers, directors, beneficiaries, agents, employees, successors and assigns, shall be responsible or liable to any extent for (i) damage to or theft of any vehicle or its contents due to fire, collision, vandalism or any other cause, (ii) injuries or liabilities suffered by any person while using the parking spaces or parking area; or (iii) any losses or other damages incurred by any party by reason of that party’s inability to use the parking spaces or parking area except as arises due to such party’s negligence or willful misconduct. In no event is the Lessor responsible for loss of items or valuables left in vehicles.

10.0

Late Payment of Rent. Lessee agrees that in the event that any payment of Basic Rent or Additional Rent shall remain unpaid at the close of business on the fifteenth (15th) business day after the same is due and payable hereunder (without reliance on any applicable grace period), there shall become due to Lessor from Lessee, as Additional Rent, as compensation for Lessor’s extra administrative costs in investigating the circumstances of late Rent, a late charge of two (2%) percent of the amount overdue per calendar month (or portion thereof) during which such amount remains outstanding. The assessment or collection of such a charge shall not be deemed to be a waiver by Lessor of any default by Lessee arising out of such failure to pay Rent when due. The foregoing charge shall not be imposed with respect to Operating Expense charges under dispute between Lessor and Lessee where Lessee has a reasonable basis for its claim.

11.0	Lessee’s Covenants. Lessee covenants, at its sole cost and expense, during the Term and such further time as Lessee occupies any part of the Premises:

(a)	to pay when due the Basic Rent and all Additional Rent, and, if separately metered at any time during the Term, all charges for electricity and other utilities;

(b)

damage by fire or casualty and reasonable wear and tear only excepted, to keep the Premises in as good order, repair and condition as the same are in at the commencement of the Term, or may be put in thereafter;

(c)

not to injure, overload or deface the Premises or the Building, nor to suffer or commit any waste therein, nor to place a load upon any floor which exceeds the floor load which the floor was designed to carry, nor to connect any equipment or apparatus to any Building system (e.g., electrical, plumbing, mechanical) which exceeds the capacity of such system, nor to permit on the Premises any auction sale or any nuisance or the emission therefrom of any objectionable vibration, noise, or odor, nor to permit the use of the Premises for any purpose other than the Permitted Use, nor any use thereof which is improper, offensive, or contrary to any laws, ordinances, codes, rules and regulations, or the provisions of any license, permit or other governmental consent required for or applicable now or at any time during the Term to the Land, the Building, the Premises or Lessee’s use thereof (collectively, “Legal Requirements”), or which is liable to invalidate or increase the premiums for any insurance on the Building or its contents, or liable to render necessary any alterations or additions to the Building;

(d)

not to obstruct in any manner any portion of the Building not hereby leased, or the sidewalks or approaches to the Building, or any Common Areas, and to conform to all reasonable rules and regulations now or hereafter made by Lessor for the care and use of the Building, its facilities and approaches, the initial rules and regulations being attached hereto as Exhibit E; provided that Lessor agrees not to discriminate against Lessee in the enforcement of rules and regulations against all lessees (including Lessee), and in the event of a conflict between any provision of Exhibit E and a provision of this Lease, the provision of this Lease shall govern;

(e)

to comply with all Legal Requirements and all recommendations of Lessor’s fire insurance rating organization now or hereafter in effect provided in writing to Lessee; to keep the Premises equipped with all safety appliances specific to Lessee’s equipment, and to procure (and maintain in full force and effect) all licenses and permits required by any Legal Requirement or by the provisions of any applicable insurance policy because of the use made of the Premises by Lessee (without hereby intending to vary the Permitted Use), and, if requested by Lessor, to make all repairs, alterations, replacements or additions so required in and to the Premises;

(f)

not, without on each occasion obtaining the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed, to make any alterations, renovations, improvements and/or additions to the Premises (collectively, “Alterations”) or the painting or placing of any signs, antennae, awnings, or the like, visible from outside of the Premises. Lessee will coordinate with Lessor to minimize the size of any conduits installed to provide telecommunications services from floor to floor, and the location of any such conduits must first be approved by Lessor which approval will not be unreasonably withheld or delayed. Prior to commencing any Alterations, Lessee shall: secure all necessary licenses, permits and other governmental consents; obtain the written approval of Lessor as to the plans and specifications for such work (except where such approval is not required as provided in the preceding sentence); and obtain the written approval of Lessor as to the general contractor. Lessee shall cause each contractor and subcontractor to carry worker’s compensation insurance in statutory amounts covering all of their respective employees and comprehensive public liability insurance in amounts reasonably satisfactory to Lessor (such insurance to be written by companies reasonably satisfactory to Lessor and insuring Lessee and Lessor as well as the contractor and subcontractors). All Alterations (other than Lessee’s removable personal property and trade fixtures) shall remain part of the Premises and shall not be removed upon the expiration or earlier termination of the Term except for those items which Lessor designates for removal in a notice given to Lessee at the time that Lessee requests Lessor’s approval of such Alteration. Lessee shall pay promptly when due the entire cost of such work. Lessee shall not cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Land, the Building or Premises, and shall discharge or bond any such liens which may be so filed or recorded within fifteen (15) days after the filing or recording thereof. All such work shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements and the provisions of all applicable insurance policies. Lessee shall indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys’ fees, arising from injury to any person or property occasioned by or growing out of such work, except to the extent due to the negligence or willful misconduct of the Lessor or its officers, agents, employees, servants or contractors, or the breach of Lessor’s obligations under this Lease (such indemnity shall survive the expiration or termination of this Lease);

(g)

to save Lessor harmless and indemnified from any loss, cost and expense (including, without limitation, reasonable attorneys’ fees) arising out of or relating to (i) Lessee’s breach of any covenant or obligation under this Lease; (ii) a claim of injury or death to any person or damage to any property while on the Premises, if not due to the negligence or willful misconduct of the Lessor or its officers, agents, employees, servants or contractors, or the breach of Lessor’s obligations under this Lease; (iii) a claim of injury to any person or damage to any property anywhere alleged to be occasioned by any omission, neglect or default of Lessee or of anyone claiming by, through, or under Lessee, or any officer, agent, employee, servant, contractor, or invitee of any of the foregoing, if not due to the negligence or willful misconduct of the Lessor or its officers, agents, employees, servants or contractors, or the breach of Lessor’s obligations under this Lease; or (iv) on account of or based upon any work or thing whatsoever done (other than by Lessor or any of its officers, agents, employees, servants or contractors) at the Premises during the Term and during the period of time, if any, prior to the Commencement Date that any of the Lessee or any of its officers, agents, employees, servants or contractors may have been given access to the Premises provided that in no case shall Lessee’s liability from any claim, cause or damage exceed the dollar limits in the applicable insurance purchased by Lessee pursuant to Article 7 hereof. The provisions of this clause (g) shall survive the expiration or termination of this Lease;

(h)

to permit Lessor and Lessor’s agents to examine the Premises at reasonable times, subject to Lessee’s reasonable security regulations (provided 24 hours’ notice is given to Lessee, except in case of emergency), and if Lessor shall so elect (without hereby imposing any obligation on Lessor to do so), after notice as aforesaid, to permit Lessor to make any repairs or additions Lessor may deem necessary, provided that the same do not materially adversely affect Lessee’s use of the Premises for the Permitted Use; and at Lessee’s expense to remove any Alterations, signs, antennae, awnings, flagpoles, or the like not consented to in writing; and to permit Lessor to show the Premises to prospective purchasers and Lessees and to keep affixed to any suitable part of the Premises, during the four (4) months preceding the expiration of the Term, appropriate notices for letting or selling;

(i)

that all furniture, furnishings, fixtures and property of every kind of Lessee and of all persons claiming by, through or under Lessee which may be on the Premises from time to time (“Lessee’s FF&E”) and any of Lessee’s wiring, cables or other installations appurtenant thereto, for Lessee’s computer, telephone, tel-data and other communication systems and equipment, or any other equipment, whether located in the Premises or in any other portion of the Building including, without limitation, those located in any risers or chasers in the Building (collectively “Lessee’s Cable”) (the Lessee’s FF&E and the Lessee’s Cable are hereinafter collectively called “Lessee’s Property”) shall be at the sole risk of Lessee, and Lessor shall not be liable if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, or by theft or from any other cause, except to the extent caused by the negligence or willful misconduct of the Lessor or its officers, agents, employees, servants or contractors, or the breach of Lessor’s obligations under this Lease;

(j)

to pay promptly when due, all taxes of any kind levied, imposed or assessed on Lessee’s Property, which taxes shall be the sole obligation of Lessee, whether the same is assessed to Lessee or to any other person and whether the property on which such tax is levied, imposed or assessed shall be considered part of the Premises or personal property;

(k)

by the end of business on the last day of the Term (or the effective date of any earlier termination of this Lease as herein provided), to remove (i) all of Lessee’s Property, and (ii) the items or components of Alterations designated for removal as provided in paragraph (f) above (the items described in the foregoing clauses (i), and (ii) are sometimes referred to, collectively, as “Lessee’s Removal Items”), in each case whether the same be permanently affixed to the Premises or not, and to repair any damage caused by any such removal to Lessor’s reasonable satisfaction; and peaceably to yield up the Premises clean and in good order, repair and condition (reasonable wear and tear, and damage by fire or other casualty or taking only excepted); and to deliver the keys to the Premises to Lessor; provided, however, that notwithstanding the foregoing, Lessor may, by notice in writing to Lessee, require that Lessee’s Cable (as defined as Cable within the walls, ceilings, walls of the building or that is attached to the building in any way) remain in the Premises and/or Building, in which case, Lessee’s Cable shall become the property of Lessor upon expiration or earlier termination of the Lease. Any of Lessee’s Removal Items which are not removed within thirty (30) days following Lessee’s surrender of the Premises shall be deemed abandoned and may be removed and disposed of by Lessor in such manner as Lessor may determine, and Lessee shall pay to Lessor on demand, as Additional Rent, the cost of such removal and disposition, together with the reasonable costs and expenses incurred by Lessor in making any incidental repairs and replacements to the Premises necessitated by Lessee’s failure to remove any of Lessee’s Removal Items, or by any other failure of Lessee to comply with the terms of this Lease, and for use and occupancy during the period after the expiration of the Term and prior to Lessee’s performance of its obligations under this paragraph (k). Lessee shall further indemnify and hold Lessor harmless from and against any and all suits, demands, causes of action, claims, losses, debts, liabilities, damages, penalties or judgments, including, without limitation, reasonable attorneys’ fees, resulting from Lessee’s failure or delay in surrendering the Premises as above provided (such indemnity to survive the expiration or termination of this Lease);

(l)	to pay Lessor’s reasonable expenses, including reasonable attorneys’ fees, incurred in enforcing any obligations of Lessee under this Lease;

(m)	to comply in full with the requirements set forth in Section 17.0 regulating the use and disposition of Hazardous Materials and compliance with Environmental Laws;

(n)	not to permit any officer, agent, employee, servant, contractor or visitor of Lessee, or of anyone claiming by, through or under Lessee, to violate any covenant or obligation of Lessee hereunder;

(o)

in case Lessee takes possession of the Premises prior to the Commencement Date, to perform and observe all of Lessee’s covenants from and after the date upon which Lessee takes possession except that no Rent shall accrue prior to the Rent Commencement Date, with respect to Basic Rent, and the Commencement Date, with respect to Additional Rent except as defined in Paragraph 1.0 above.

(p)	to provide and pay for the services outlined in Exhibit C attached hereto; and

(q)

not to make any alteration or repair to or to place or install any of Lessee’s Property, or equipment in the telephone and electric closets within the Premises without first obtaining the Lessor’s approval which shall not be unreasonably withheld.

12.0

Building Security. Lessee acknowledges that, other than a card key access system Lessor does not provide security services to the Building. Therefore, Lessee shall otherwise be responsible for security to its Premises or in any way related to its use or occupancy of the Premises. If there is more than one lessee occupying the Building, Lessee agrees to cooperate with such other lessee(s) to ensure proper security for the common areas, entrances, exists, freight elevators, loading docks, elevators and parking areas serving the Property.

13.0	Casualty and Eminent Domain.

(a)

In the event that the entire Premises or Building, or any substantial part thereof, shall be taken by any exercise of the right of eminent domain or shall receive any direct or consequential and substantial damages for which Lessor or Lessee or either of them shall be entitled to compensation by reason of anything lawfully done in pursuance of any public or other authority during the Term, then this Lease shall terminate at the election of Lessor, which election may be made notwithstanding Lessor’s entire interest may have been divested. If such taking or damage substantially reduces the floor space of the Premises so as to render the Premises unusable for the Permitted Use after such taking, or if it affects the common areas or other parts of the Building in a manner that materially interferes with Lessee’s use of the Premises for the Permitted Use, Lessee shall have the right, effective when its possession is disturbed, to terminate this Lease by notice in writing to Lessor delivered within thirty (30) days of the first day on which Lessee’s possession is so disturbed. Lessor reserves and excepts all rights to damage to the Premises and Building and the leasehold hereby created, now accrued or hereafter accruing by reason of any exercise of eminent domain, or by reason of anything lawfully done in pursuance of any public or other authority and, by way of confirmation, Lessee grants to Lessor all of Lessee’s rights to such damages except for moving and relocation expenses and for Lessee’s Property which Lessee is entitled or required to remove upon termination of this Lease and covenants to execute and deliver such further instruments of assignment thereof as Lessor may from time to time request.

(b)

If the Building or any substantial part thereof shall be substantially damaged by fire or other casualty in any respect (whether or not the Premises shall have been damaged) or if any mortgagee of the Building requires that insurance proceeds payable in connection with such casualty be used to retire the mortgage debt, either Lessor or Lessee may, at its option, terminate this Lease by notifying the other party in writing of such termination within thirty (30) days after the date of such damage, in which event this Lease shall terminate on the date set forth in such notice, and Lessor shall allow Lessee a fair diminution of Rent from and after the date of such damage to the date of such termination of this Lease to the extent the Premises are unusable for the permitted uses hereunder.

(c)

In the case of damage to or taking of any portion of the Premises or any portion of the Building, if this Lease is not terminated as a result thereof, Lessor shall diligently act to seek to restore the Building and the Premises (exclusive of all items or components of Alterations which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease, and Lessee’s Property) or, in case of taking, what remains thereof, to substantially the condition in which they existed prior to the occurrence of such taking or casualty, provided, however, that: (i) in no event shall Lessor be required to spend in connection with restoring the Premises more than the amount of insurance proceeds or taking award actually received and allocable thereto; (ii) Lessor shall not be required to restore any Alterations which Lessee is by this Lease either entitled to or required to remove upon the expiration or earlier termination of this Lease; (iii) Lessor shall not be required to restore or replace any of Lessee’s

Property; and (iv) promptly upon completion of such work by Lessor, Lessee shall diligently act to restore and/or replace all Alterations which Lessor is not required to restore, if any, and to restore or replace all of Lessee’s Property, to substantially the same condition they were in prior to the occurrence of such taking or casualty; provided that, if Lessor reasonably determines that the work for which Lessee is hereby made responsible can more effectively be performed as an integral part of the repair work on the Premises, Lessor may elect to perform such work at Lessee’s expense, with the prior approval of Lessee as to the scope, cost and schedule of such work, which approval shall not be unreasonably withheld or delayed. In the event that Lessor fails to substantially complete such restoration within two (2) months of the occurrence of such taking or casualty, Lessee shall have the option to terminate this Lease by giving written notice to Lessor within forty-five (45) days after the expiration of such 2-month period. Such right of termination shall be Lessee’s sole and exclusive remedy at law or in equity for Lessor’s failure to complete such restoration.

(d)

Lessor shall not be liable for any inconvenience or annoyance to Lessee or injury to the business of Lessee resulting in any way from such taking or damage or the repair thereof, except that (i) Lessor shall allow Lessee a fair diminution of Rent during the time for the entire Premises if more than 30% are unusable for the Permitted Use or otherwise to the extent the Premises are unusable for the Permitted Use but such abatement shall end if and when Lessor shall have substantially restored the Premises to the condition they were in prior to such damage (with an additional 15 days to permit Lessee to complete any Alterations or improvements made by Lessee and exclusive of Lessee’s Property), and (ii) in the event of a partial taking, a just proportion of Rent, similarly determined, shall be abated for the remainder of the Term.

14.0	Defaults; Remedies.

14.1 Defaults; Events of Default. The following shall, if any requirement for notice or lapse of time or both has not been met, constitute defaults hereunder, and, if such conditions have been met, constitute “Events of Default” hereunder:

(a)

The failure of Lessee to perform or observe any of Lessee’s covenants or agreements hereunder concerning the payment of Rent for a period often (10) days after written notice thereof, provided, however, that Lessee shall not be entitled to such notice if Lessor has given notice to Lessee of one or more previous such failures within a twelve-month period, in which event such failure shall constitute an Event of Default hereunder upon the expiration of ten (10) days after such payment was due;

(b)

The failure of Lessee, either (i) to maintain the insurance required hereunder in full force and effect, or (ii) to deliver an estoppel certificate to Lessor within the time provided in Section 22.0 below) for a period of ten (10) days after written notice thereof, provided, however, that Lessee shall not be entitled to such notice if Lessor has given notice to Lessee of one or more previous such failures within a twelve-month period, in which event such failure shall constitute an Event of Default hereunder upon the expiration of ten ( I 0) days after such default;

(c)	The execution by Lessee of any assignment, sublease or other agreement without the prior written approval of Lessor as required by Section 8.0;

(d)

The failure of Lessee to perform or observe any of Lessee’s other covenants or agreements hereunder for a period of thirty (30) days after written notice thereof (provided that, in the case of defaults not curable in thirty (30) days through the exercise of reasonable diligence, such 30-day period shall be extended so long as Lessee commences cure within such 30-day period and thereafter prosecutes such cure to completion with reasonable diligence, but such extended cure period shall not in any event exceed ninety (90) days after Lessor’s initial notice to Lessee); and

(e)

if the leasehold hereby created shall be taken on execution, or by other process of law, or if any assignment shall be made of Lessee’s property for the benefit of creditors, or if a receiver, guardian, conservator, trustee in bankruptcy or similar officer shall be appointed to take charge of all or any part of Lessee’s assets by a court of competent jurisdiction; or if a petition is filed by Lessee under any bankruptcy or insolvency law; or if a petition is filed against Lessee under any bankruptcy or insolvency law and the same shall not be dismissed within sixty (60) days from the date upon which it is filed, or a lien or other involuntary encumbrance is filed against Lessee’s leasehold (or against the Premises, the Building or the Land based on a claim against Lessee) and is not discharged or bonded within thirty (30) days after the filing thereof.

14.2

Termination. If an Event of Default shall occur, Lessor may, at its option, immediately or any time thereafter pursuant to lawful process, and in accordance with law, enter upon the Premises or any part thereof in the name of the whole and repossess the same as of Lessor’s former estate and dispossess Lessee and those claiming through or under Lessee and remove their effects, forcibly if necessary, without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or preceding breach of covenant, and upon such entry this Lease shall terminate. In lieu of making such entry, Lessor may terminate this Lease upon three (3) business days’ prior written notice to Lessee. Upon any termination of this Lease as the result of an Event of Default, Lessee shall quit and peacefully surrender the Premises to Lessor.

14.3	Survival of Covenants; Remedies.

(a)

No such termination of this Lease shall relieve Lessee of its liability and obligations under this Lease and such liability and obligations shall survive any such termination. Lessee shall indemnify and hold Lessor harmless from all loss, cost, expense, damage or liability arising out of or in connection with such termination.

(b)

In the event of any such termination Lessee shall pay to Lessor the Rent up to the time of such termination. Lessee shall remain liable for, and shall pay on the days originally fixed for such payment hereunder, the full amount of all Basic Rent and Additional Rent as if this Lease had not been terminated; provided, however, if Lessor relets the Premises, there shall be credited against such obligation the amount actually received by Lessor each month from such lessee after first deducting all costs and expenses incurred by Lessor in connection with releting the Premises.

(c)

At the option of Lessor at any time after such termination, in lieu of damages pursuant to paragraph (b) above, Lessee shall pay to Lessor, on demand, as and for liquidated and agreed damages for Lessee’s default, the present value, discounted at the then prime rate set forth in the Wall Street Journal, of amount by which:

the aggregate Rent which would have been payable under this Lease by Lessee from the date of such termination until what would have been the last day of the Term but for such termination, exceeds the fair and reasonable rental value of the Premises for the same period, less Lessor’s reasonable estimate of expenses to be incurred in connection with releting the Premises, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys’ fees, alteration costs, and expenses of preparation for such releting.

There shall be credited against Lessee’s obligation under this paragraph (c) all amounts actually received by Lessor from Lessee pursuant to paragraph (b) above or actually received by Lessor from releting the Premises.

(d)

If the Premises or any part thereof are relet by Lessor to an unrelated party in a bona fide lease transaction for the period prior to what would have been the last day of the Term but for such termination, or any portion thereof, the amount of rent reserved upon such releting (excluding any free rent or concessions) shall be, prima facie, the fair and reasonable rental value for the part or the whole of the Premises so relet during the term of the releting.

14.4 Right to Relet. At any time or from time to time after any such termination, Lessor may relet the Premises or any part thereof for such a term (which may be greater or less than the period which would otherwise have constituted the balance of the Term) and on such conditions (which may include concessions or free rent) as Lessor, in its reasonable discretion, may determine, and may collect and receive the rents therefor. Lessor shall in no way be responsible or liable for any failure to relet the Premises or any part thereof, or for any failure to collect any rent due upon any such releting, provided that Lessor shall have used reasonable efforts to mitigate damages hereunder.

14.5 Right to Equitable Relief. In the event there shall occur a default or threatened default hereunder, Lessor shall be entitled to enjoin such default or threatened default and shall have the right to invoke any right and remedy allowed at law or in equity or by statute or otherwise as though re-entry and other remedies were not provided for in this Lease.

14.6 Performance by Lessor. In the event of a default by Lessee hereunder which continues beyond the expiration of the applicable grace period, Lessor shall have the right to perform such defaulted obligation of Lessee, including the right to enter upon the Premises to do so. Lessor shall notify Lessee of its intention to perform such obligation. In the event of a default by Lessee hereunder which has not yet continued beyond the expiration of the applicable grace period but which Lessor determines constitutes an emergency threatening imminent injury to persons or damage to property, Lessor shall have the right to perform such defaulted obligation of Lessee (including the right to enter upon the Premises to do so) after giving Lessee such notice (if any) as is reasonable under the circumstances. In either event, the aggregate of (i) all sums so paid by Lessor, (ii) interest (at the rate of 1-1/2% per month or the highest rate permitted by law, whichever is less) on such sum, and (iii) all necessary incidental costs and expenses in connection with the performance of any such act by Lessor, shall be deemed to be Additional Rent under this Lease and shall be payable to Lessor immediately upon demand. Lessor may exercise its rights under this Section 14.6 without waiving any other of its rights or releasing Lessee from any of its obligations under this Lease.

14.7 Further Remedies. Nothing in this Lease contained shall require Lessor to elect any remedy for a default or Event of Default by Lessee hereunder, and, except as specifically limited herein, all rights herein provided shall be cumulative with one another and with any other rights and remedies which Lessor may have at law or in equity in the case of such a default or Event of Default.

15.0

Real Estate Broker. Lessor and Lessee each represent to the other that they have dealt with no broker in connection with this Lease other than Newmark Knight Frank (“NKF” or “Broker”). If, and only if, this Lease is executed and delivered by both Lessor and Lessee, Lessor shall pay NKF a brokerage fee under a separate agreement with NKF. Lessee agrees to indemnify and hold Lessor harmless from and against any claims for commissions or fees by any person other than the Broker by reason of any act of Lessee or its representatives. Lessor agrees to indemnify and hold Lessee harmless from and against any claims for commissions or fees by any person by reason of any act of Lessor or its representatives.

16.0

Notices. All notices, demands, approvals or other communications hereunder which shall or may be given either to Lessor or to Lessee shall be in writing and shall be sent by hand delivery, or by registered or certified mail, postage prepaid, or by Federal Express or other similar overnight delivery service:

Lessor:	Bolton Street Partners, LLC
c/o Peter Zagorianakos, Manager 181 Dudley Road
Newton, MA 02459

with a copy to	Bolton Street Partners, LLC c/o Christopher Argyrople, Manager
126 North Washington Street, Unit 5
Boston, MA 02114

and to:	Bruce I. Miller, Esq.
Pierce & Atwood, LLP
160 Federal Street
Boston, Massachusetts 0211 0

Lessee:	Aura Biosciences, Inc.
Attention:
85 Bolton Street
Cambridge, MA 02139
(except that prior to the Commencement Date,
notice shall also be provided to Lessee at
)

and to:	Aura Biosciences, Inc.
Attention: Kevin McGovern, Chairman
1 0 Wall Street, 1st Floor
Norwalk,, CT 06850

Any notice, demand, approval or other communication shall be effective upon receipt by or tender for delivery to the intended recipient thereof.

17.0 Hazardous Materials.

17.1 Prohibition. Except for (a) de minimis quantities of standard office supplies and cleaning materials used, generated and stored in compliance with Environmental Laws (hereinafter defined) and any other Legal Requirements and in proper containers and (b) Hazardous Materials (as said term is hereinafter defined) which are not radioactive and are used in connection with Lessee’s business operations at the Premises within the limits of the Permitted Uses under this Lease and identified in writing to Lessor prior to commencement of any use, generation or storage thereof on the Premises and then only to the extent any such use, generation and storage is in compliance with all Environmental Laws and any other Legal Requirements and so called “best environmental practices” and in proper containers, Lessee shall not, without the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned, or delayed, generate, store, use, bring or permit to be brought or kept in or on the Premises or elsewhere in the Building (i) any flammable, combustible or explosive fluid, material, chemical or substance; or (ii) any Hazardous Material (hereinafter defined). Lessor shall have the right, from time to time upon three (3) business days’ prior notice (except in the case of emergency in which case no prior notice shall be required), to inspect the Premises for compliance with the terms of this Section 17.1 at Lessor’s sole cost and expense unless the occasion for such inspection is a breach of this Section 17.0 by Lessee or discloses or reveals a breach in which event such inspection shall be at the sole cost and expense of Lessee. Any right of entry by Lessor hereunder shall be made using diligent efforts to minimize interference with Lessee’s use and enjoyment of the Premises.

17.2 Environmental Laws. Lessee, at its sole cost and expense, shall comply with (i) an laws, statutes, ordinances, rules and regulations of any local, state or federal governmental authority having jurisdiction concerning environmental, health and safety matters, including, without limitation, the laws listed in Section 17.3 below (collectively, “Environmental Laws”), including Environmental Laws that govern or prohibit any discharge by any of the Lessee Parties into the air, surface, water, sewers, soil or groundwater of any Hazardous Material, whether within or outside the Premises or Building, and (ii) any rules, requirements and safety procedures of the Massachusetts Department of Environmental Protection, the City of Cambridge Fire Marshall and any insurer of the Building or the Premises with respect to Lessee’s use, storage and disposal of any Hazardous Materials. Without limiting any term or provision of this Article 17 to the contrary, Lessee (and shall require and cause all parties claiming by, through or under Lessee shall (including, without limitation, any subtenant, sub-subtenant (at any tier), licensee, assignee or other occupant of the Premises or any officer, agent, employee, servant, contractor, subcontractor, supplier or guest or invitee of the foregoing (collectively, the “Lessee Parties” and each a “Lessee Party”)) to dispose of all Hazardous Materials from the Premises only to a properly approved disposal facility and only in compliance with any and all applicable Environmental Laws and other Legal Requirements.

17.3 Hazardous Material Defined. As used herein, the term “Hazardous Material” means any hazardous, radioactive or toxic chemical substance, material, contaminant, waste, gas emission or petroleum derivative, which is or becomes regulated by any Environmental Law. The term “Hazardous Material” includes, without limitation, any material or substance which is defined (i) designated as a “hazardous substance” pursuant to Section 1311 of the Federal Water Pollution Control Act (33 U.S.C. Section 1317), (ii) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), or (iii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), or (iv) defined as “hazardous substance” or “oil” under Chapter 21E of the General Laws of Massachusetts.

17.4 Testing. If at any time during the Term of the Lease, any Governmental Authority requires testing or inspection of the Premises or any other part of the Property to determine whether there has been any release of Hazardous Materials by reason of, or in any way related to, the use of the Premises made by Lessee or anyone claiming by, through or under Lessee (including, without limitation, any Lessee Party) then, without limiting any other right or remedy which Lessee may have on account thereof, Lessee shall reimburse Lessor, upon demand, as Additional Rent, for all costs and expenses related thereto. If, in anticipation of the commencement of the Lease Term or at any time during the Lease Term, Lessee or anyone claiming by, through or under Lessee performs any testing to determine whether there has been any release of Hazardous Materials from the Premises, Lessee shall promptly provide a copy of such report to Lessor at no charge to Lessor. Lessee shall execute such affidavits as may be requested by Lessor from time to time concerning Lessee’s best knowledge and belief concerning the presence, or threat of presence, of Hazardous Materials in or on the Premises or which may have been discharged from the Premises. Lessor reserves the right to enter the Premises at reasonable times (provided twenty four (24) hours notice is given to Lessee, except in the case of emergency) and subject to Lessee’s reasonable security precautions to inspect the same for Hazardous Materials. Without limiting any other term or provision of the Lease, Lessee shall indemnify, defend and hold harmless Lessor and the holder of any mortgage on the Premises from time to time from and against any claim, cost, expense, liability, obligation or damage, including, without limitation, reasonable attorneys’ fees and the cost of litigation, arising from, or relating to, the breach by Lessee of any of the provisions of this Article 17 and shall immediately discharge, or cause to be discharged, any lien imposed upon the Building, the Land or the Property or the Premises in connection with any such claim.

17.5 Decommissioning; Clean Certificate. Notwithstanding anything to the contrary contained in this Lease, upon expiration or earlier termination of the Term, Lessee shall cause the Premises to be “decommissioned” in accordance with all applicable Legal Requirements and Environmental Laws and shall leave the Premises and the Property (and the drains and lines and storage containers and basins serving the same and the Special Equipment) free of all chemicals, blood, germs, biological products and other Hazardous Materials. Without limiting the foregoing, upon expiration or earlier termination of the Lease, Lessee shall provide Lessor, at Lessee’s sole cost and expense, with a so-called “Clean Certificate” from a reputable, experienced third party industrial hygienist first approved by Lessor (which approval will not be unreasonably withheld, conditioned or delayed), licensed to do business in the Commonwealth of Massachusetts, dated within fifteen (15) days after Lessee and all parties claiming by, through and under Lessee, have vacated the Premises (but no earlier than the actual date Lessee and all parties claiming by, through and under Lessee, have vacated the Premises) certifying to the Lessor that (a) the Premises and the pipes, drains, storage containers, basins (including, without limitation, the Special Equipment used by Lessee) are free from all such substances and other Hazardous Materials, (b) the Premises and the pipes and drains serving the Premises, the Special Equipment used by Lessee has been completely sanitized, including, without limitation, all sanitization required in accordance with applicable Environmental Laws and other Legal Requirements, (c) any biological or chemical safety cabinets located in the Premises have been completely decontaminated, including, without limitation, all decontamination required under all Environmental Laws and other Legal Requirements. Without limiting the generality of the foregoing, the so-called Clean Certificate described hereinabove shall include at least the matters set forth in Exhibit F attached hereto and such other matters as Lessor may require which are in any way related to the use or occupancy of the Premises by Lessee or any Lessee Party.

The provisions of this Article 17 shall expressly survive expiration or earlier termination of the Lease.

18.0

No Waivers. Failure of Lessor to complain of any act or omission on the part of Lessee, no matter how long the same may continue, shall not be deemed to be a waiver by Lessor of any of its rights hereunder. No waiver by Lessor at any time, expressed or implied, of any breach of any provision of this Lease shall be deemed a waiver of a breach of any other provision of this Lease or a consent to any subsequent breach of the same or any other provision. No acceptance by Lessor of any partial payment shall constitute an accord or satisfaction but shall only be deemed a partial payment on account; nor shall any endorsement or statement on any check or any letter accompanying any check or payment be deemed an accord and satisfaction, and Lessor may accept such check or payment without prejudice to Lessor’s right to recover the balance of such installment or pursue any other remedy available to Lessor in this Lease or at law or in equity.

19.0

Services Provided by Lessor. Lessor shall furnish the services described on Exhibit D attached hereto, the cost of which shall be included in Operating Expenses or Additional Utility Expenses. Lessor shall not be liable in damages, nor in default hereunder, for any failure or delay in furnishing any service rendered customarily to the Premises or Building or agreed to by the terms of this Lease, due to any accident, to the making of repairs, alterations or improvements, or to the occurrence of an event of “Force Majeure” as defined in Section 24 below, or to any act or default of Lessee hereunder. No such failure shall be held or pleaded as an eviction or disturbance in any manner whatsoever of Lessee’s possession or give Lessee any right to terminate this Lease or give rise to any claim for set-off or any abatement of Rent or of any of Lessee’s obligations under this Lease unless the failure or delay in furnishing any service is caused by Lessor’s or its agents’ willful misconduct.

20.0	Quiet Enjoyment; Ground Leases; Mortgages.

20.1 Quiet Enjoyment. Lessor covenants that, provided that an Event of Default has not occurred and is not then continuing, Lessee shall quietly have and enjoy the Premises during the Term, without hindrance or molestation from any person lawfully claiming by, through or under Lessor.

20.2 Rights of Ground Lessors and Mortgagees. No act or failure to act on the part of Lessor which would entitle Lessee under the terms of this Lease, or by law, to be relieved of Lessee’s obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Lessee shall have first given written notice to Lessor’s ground lessors and mortgagees of record of the act or failure to act on the part of Lessor which Lessee claims as the basis of Lessee’s rights; and (ii) such ground lessors and mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition within a reasonable time thereafter, including such time as necessary to obtain access to or possession of the Building, but nothing in this Lease shall be deemed to impose any obligation on any such ground lessor or mortgagee to correct or cure any such condition.

20.3 Lease Subordinate. This Lease is and shall be subject and subordinate to any ground lease or mortgage hereafter on the Premises, and to all advances under any such mortgage and to all renewals, amendments, extensions and consolidations thereof, provided that no such subordination shall be effective unless Lessor shall obtain from such ground lessor or mortgagee an agreement (a “Non-Disturbance Agreement”) in commercially reasonable form whereby such ground lessor or mortgagee agrees not to disturb the possession of Lessee under this Lease or to join Lessee in summary or foreclosure proceedings in the event such ground lessor terminates its ground lease or such mortgagee forecloses its interest against the Premises under its mortgage so long as Lessee duly and promptly keeps and performs all of its obligations hereunder, and Lessee shall enter into such agreement and agree to attorn to such ground lessor or mortgagee as its landlord under this Lease in the event of such foreclosure. In confirmation of such subordination, Lessee shall execute and deliver promptly a certificate in recordable form that Lessor or any ground lessor or any mortgagee may request. Notwithstanding the foregoing provisions of this Section, the holder of any mortgage on the Premises may at any time subordinate its mortgage to this Lease by written notice to Lessee.

21.0

Security Deposit. Lessee shall, deposit with Lessor the Security Deposit as security for the full and faithful payment and performance by Lessee of its obligations under this Lease, and not as a prepayment of Rent. The Security Deposit shall be deposited with Lessor simultaneously with the execution and delivery of this Lease. For purposes of this Lease, the term “Security Deposit” shall mean and include all cash security deposited with Lessor pursuant to this Section.

Any cash security held by Lessor pursuant to this section may be commingled with Lessor’s other funds.

Lessor shall assign and deliver the Security Deposit to any transferee of the Building and thereafter Lessor shall have no further responsibility therefor. Upon the expiration (or earlier termination) of the Term of this Lease, Lessor shall inspect the Premises, make such deductions from the Security Deposit as may be required to cure any default by Lessee hereunder, and, if Lessee is not then in default hereunder, return the cash security then held by Lessor to Lessee within thirty (30) days of such expiration or termination. If Lessee is in default at the time of such expiration or termination, the Lessor shall be entitled to retain so much of the Security Deposit as Lessor reasonably estimates to be Lessee’s liability to Lessor under this Lease and shall pay the balance, if any, to Lessee within such 30-day period.

In the event that Lessor applies all or any portion of the cash security, towards the cure of an Event of Default by Lessee hereunder or towards damages payable by Lessee to Lessor by reason of the occurrence of an Event of Default by Lessee hereunder, Lessee shall pay to Lessor, as Additional Rent, the amount so expended by Lessor within thirty (30) business days of notice given by Lessor so that at all times (subject to the thirty (30)-business day grace period herein referenced) Lessor shall be entitled to hold the full cash security required to be deposited with Lessor hereunder. Any failure of Lessee to deliver to Lessor the cash security as prescribed herein or any amounts expended from the cash security within the time and manner specified in this Section shall constitute an Event of Default under the Lease and Lessor shall retain such cash amounts (or the cash security, as appropriate) as a Security Deposit pursuant to the provisions of this Section.

22.0

Estoppel Certificates. From time to time during the Term, and without charge, either party shall, within fifteen (15) days of request by the other party, certify by written instrument duly executed and acknowledged, to a lender or potential buyer of the (i) Land and Building with respect to a request by Lessee, or (ii) ownership interest in Lessee with respect to a request by Lessor, regarding (a) the existence of any amendments or supplements to this Lease; (b) the validity and force and effect of this Lease; (c) the existence of any default; (d) the existence of any offsets, counterclaims or defenses; (e) the Commencement Date and the expiration date of the Term; (f) the amount of Rent due and payable and the date to which Rent has been paid; and (g) any other matter reasonably requested and commercially reasonable.

23.0

Holding Over. If Lessee occupies the Premises after the day on which the Term expires (or the effective date of any earlier termination as herein provided) without having entered into a new lease thereof with Lessor, Lessee shall be a Lessee-at-sufferance, subject to all of the terms and provisions of this Lease at 125% of the rate of the Basic Rent in effect on the last day of the Term. Such a holding over, even if with the consent of Lessor, shall not constitute an extension or renewal of this Lease.

24.0

Force Majeure. Lessor shall not be deemed to be in default hereunder and the time for performance of any of Lessor’s obligations hereunder shall be postponed for so long as the performance of such obligation is prevented by strike, lock-out, act of God, absence of materials or any other matter not reasonably within the control of the Lessor (collectively, “Force Majeure”), provided, however, that such Force Majeure shall not eliminate any right of rent abatement specifically provided for herein.

25.0

Independent Covenants. In no event shall Lessor’s failure to perform its obligations under this Lease be held or pleaded as an eviction or disturbance in any manner whatsoever of Lessee’s possession or give Lessee any right to terminate this Lease or give rise to any claim for set-off or any abatement of Rent or of any of Lessee’s obligations under this Lease other than as specifically provided for herein. Lessee’s remedies hereunder being limited to an action for damages or injunctive relief in the event that such failure is the result of Lessor’s gross negligence or willful misconduct. Basic Rent, Additional Rent and other sums and charges payable by Lessee under this Lease (collectively called the “Rent” for purposes of this Section 25) shall be paid without notice or demand, and without setoff, counterclaim, defense, abatement, suspension, deferment, reduction or deduction. Lessee waives all rights (i) to any abatement, suspension, deferment, reduction or deduction of or from Rent, other than as specifically provided for herein, and (ii) to quit, terminate or surrender this Lease or the Premises or any part thereof, except as expressly provided in this Lease. Lessee hereby acknowledges and agrees that the obligations of Lessee hereunder shall be separate and independent covenants and agreements, that Rent shall continue to be payable in all events and that the obligations of Lessee hereunder shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of this Lease. Lessor and Lessee each acknowledges and agrees that the independent nature of the obligations of Lessee hereunder represents fair, reasonable, and accepted commercial practice with respect to the type of property subject to this Lease, and that this agreement is the product of free and informed negotiation during which both Lessor and Lessee were represented by counsel skilled in negotiating and drafting commercial leases in Massachusetts, and that the acknowledgements and agreements contained herein are made with full knowledge of the holding in Wesson v. Leone Enterprises, Inc., 437 Mass. 708 (2002). Such acknowledgements, AGREEMENTS AND WAIVERS by Lessee are a material inducement to Lessor entering into this Lease.

26.0	Entire Agreement. No oral statement or prior written matter shall have any force or effect. This Agreement shall not be modified or canceled except by writing subscribed to by all parties.

27.0

Applicable Law, Severability and Construction. This Lease shall be governed by and construed in accordance with the laws of Massachusetts and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease, and the application of such provisions in other circumstances, shall not be affected thereby. The titles of the several Sections contained herein are for convenience only and shall not be considered in construing this Lease. Whenever the singular is used and when required by the context it shall include the plural, and the neuter gender shall include the masculine and feminine. The Exhibits attached to this Lease are incorporated into this Lease by reference. This Lease may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument. The term “Lessor” whenever used herein, shall mean only the owner at the time of Lessor’s interest herein, and no covenant or agreement of Lessor, express or implied, shall be binding upon any person except for defaults occurring during such person’s period of ownership nor binding individually upon any agent, fiduciary, shareholder, officer, director or partner of Lessor, and the liability of Lessor, in any event, shall be limited to Lessor’s interest in the Building. Lessee shall neither assert nor seek to enforce any claim against Lessor or any of the Lessor’s agents, employees, contractors, officers, directors, managers, members, shareholders, partners or limited partners (collectively, “Lessor Parties”), or the assets of any of the Lessor Parties, for breach of this Lease or otherwise, other than against Lessor’s interest in the Building and Lessee agrees to look solely to such interest for the satisfaction of any liability of Lessor under, or in connection with, this Lease. Without limiting the generality of the foregoing, Lessee specifically agrees that in no event shall any officer, director, trustee, employee or representative of Lessor or any of the other Lessor Parties ever be personally liable for any obligation under this Lease, nor shall Lessor or any of the other Lessor Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease. If more than one person or entity executes this Lease as Lessee, the Lessee’s obligations hereunder shall be the joint and several obligations of such persons or entities. Unless repugnant to the context, “Lessor” and “Lessee” mean the person or persons, natural or corporate, named above as Lessor and as Lessee respectively, and their respective heirs, executors, administrators, successors and assigns. Lessor specifically agrees that in no event shall any officer, director, trustee, employee or representative of Lessee or any Lessee Party ever be personally liable for any obligation under this Lease, nor shall Lessee or any of the other Lessee Parties be liable for consequential or incidental damages or for lost profits whatsoever in connection with this Lease.

28.0

Successors and Assigns. The terms, covenants and conditions of this Lease shall run with the Land, and be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns.

29.0

Authority. Contemporaneously with the signing of this Lease, Lessee shall furnish to Lessor a certified copy of the resolution of the Board of Directors or Managers of Lessee authorizing Lessee to enter into this Lease and authorizing the person executing this Lease on behalf of Lessee to do so.

30.0 Financial Statements. Lessee shall (from time to time upon request of Lessor) provide Lessor on an annual basis with an audited financial statement for Lessee’s most recent fiscal year (including both a balance sheet and operating statement) prepared in accordance with generally accepted accounting principles by an independent, certified public accountant (or if no audited statement is prepared, then such statement may be prepared and certified by Lessor’s Chief Financial Officer) within ninety (90) days after the end of Lessee’s fiscal year. Lessor agrees that all such financial information shall be deemed the confidential and proprietary information of Lessee and, accordingly, may only be accessed by and made available to personnel of Lessor who have a reasonable need to review such information and who are obligated (i) to treat it as confidential, (ii) to use it only for the purposes of assessing Lessee’s financial condition as a Building lessee and (iii) not to transfer or disclose it except to other Lessor personnel who meet these same requirements.

31.0 OFAC Compliance.

(a)

Lessee represents and warrants that (a) each person or entity owning a 10% or greater interest in Lessee is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Lessee constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Lessee (whether directly or indirectly), (d) none of the funds of Lessee have been derived from any unlawful activity with the result that the investment in Lessee is prohibited by law or that the Lease is in violation of law, and (e) Lessee will use good faith efforts to implement procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S . law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. I et seq., and any Executive Orders or regulations promulgated there under with the result that the investment in Lessee is prohibited by law or Lessee is in violation of law.

(b)

Lessee covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Lessor in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Lessee has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Lessor under the Lease and (d) at the request of Lessor, to provide such information as may be requested by Lessor to determine Lessee’s compliance with the terms hereof.

(c)

Lessor represents and warrants that (a) each person or entity owning a 10% or greater interest in Lessor is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) is not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Lessor constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Lessor (whether directly or indirectly), (d) none of the funds of Lessor have been derived from any unlawful activity with the result that the investment in Lessor is prohibited by law or that the Lease is in violation of law, and (e) Lessor will use good faith efforts to implement procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated there under with the result that the investment in Lessor is prohibited by law or Lessor is in violation of law.

(d)

Lessor covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (b) to immediately notify Lessee in writing if any of the representations, warranties or covenants set forth in this paragraph or the preceding paragraph are no longer true or have been breached or if Lessor has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 200 I Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) with respect to the Land or Building or in fulfilling any obligation under the Lease and (d) at the request of Lessee, to provide such information as may be requested by Lessee to determine Lessor’s compliance with the terms hereof.

32.0

Use of Walden Square Name. Lessee shall not use the name of Walden, Walden Square, Walden Square Science Center, or any adaptation, abbreviation or derivative thereof, or any of Walden’s associated seals, marks, symbols, logos, or photographic images, without the prior written permission of Bolton Street Partners LLC, which permission may be granted or denied in the sole discretion of Bolton Street Partners LLC.

33.0

Extension Option. (a) Provided (i) no Event of Default nor an event which, with the passage of time and/or the giving of notice would constitute an Event of Default remains uncured (1) as of the date of the Extension Notice (hereinafter defined), and (2) at the commencement of the Extension Term (hereinafter defined); and (ii) Lessee’s interest in this Lease shall not have been assigned and no part of the Premises shall have been sublet, Lessee shall have the right and option (which may not be separated or severed from this Lease) to extend the Term for one (1) additional term of one (1) year (an “Extension Term”), commencing as of the expiration of the Initial Term. Lessee must exercise such option to extend by giving Lessor written notice (the “Extension Notice”) on or before the date that is six (6) months prior to the expiration of the Initial Term of this Lease, time being of the essence. Upon the timely giving of such notice, the Initial Term shall be deemed extended upon all of the terms and conditions of this Lease, except that (a) Basic Rent during each Extension Term shall be calculated in accordance with this Section 33.0, Lessor shall have no obligation to provide a Lessee allowance or other Lessee inducement of any kind, (b) Lessor shall have no obligation to perform any Lessor’s Work or to construct or renovate the Premises or make any decorations or improvements thereto and (c) there shall be no further right or option to extend the Term. If Lessee fails to give timely notice, as aforesaid, Lessee shall have no further right to extend the Term. Notwithstanding the fact that Lessee’s proper and timely exercise of such option to extend the Term shall be self-executing, the parties shall promptly execute a lease amendment reflecting such Extension Term after Lessee exercises such option. The execution of such lease amendment shall not be deemed to waive any of the conditions to Lessee’s exercise of its rights under this Section 33.0

(b) The Basic Rent for each year during the Extension Term (the “Extension Term Basic Rent”) shall be determined in accordance with the process described hereafter. Extension Term Basic Rent shall be the greater of (i) Basic Rent for the last twelve (12) month period of the Initial Term, or (ii) the fair market rental value of the Premises then demised to Lessee as of the commencement of the Extension Term as determined in accordance with the process described below, for renewals of office/laboratory space in the Cambridge, Massachusetts area of equivalent quality, size, utility and location, with the length of the Extension Term and the availability of parking and common use laboratory facilities of Lessor in the Building and to be taken into account. Within thirty (30) days after receipt of the Extension Notice, Lessor shall deliver to Lessee written notice of its determination of the Extension Term Basic Rent for the Extension Term. Lessee shall, within thirty (30) days after receipt of such notice, notify Lessor in writing whether Lessee accepts or rejects Lessor’s determination of the Extension Term Basic Rent (“Lessee’s Response Notice”). If Lessee fails timely to deliver Lessee’s Response Notice, Lessor’s determination of the Extension Term Basic Rent shall be binding on Lessee.

(c) If and only if Lessee’s Response Notice is timely delivered to Lessor and indicates both that Lessee rejects Lessor’s determination of the Extension Term Basic Rent and that Lessee desires to submit the matter to arbitration, then the Extension Term Basic Rent shall be determined in accordance with the procedure set forth in this Section 33.0(c). In such event, within ten (10) days after receipt by Lessor of Lessee’s Response Notice indicating Lessee’s desire to submit the determination of the Extension Term Basic Rent to arbitration, Lessee and Lessor shall each notify the other, in writing, of their respective selections of an appraiser (respectively, “Lessor’s Appraiser” and “Lessee’s Appraiser”). Lessor’s Appraiser and Lessee’s Appraiser shall then jointly select a third appraiser (the “Third Appraiser”) within ten (10) days of their appointment. All of the appraisers selected shall be individuals with at least five (5) years’ commercial appraisal experience in the area in which the Premises are located, shall be members of the Appraisal Institute (M.G.I.), and, in the case of the Third Appraiser, shall not have acted in any capacity for either Lessor or Lessee within five (5) years of his or her selection. The three appraisers shall determine the Extension Term Basic Rent in accordance with the requirements and criteria set forth in Section 33.0(b) above, employing the method commonly known as Baseball Arbitration, whereby Lessor’s Appraiser and Lessee’s Appraiser each sets forth its determination of the Extension Term Basic Rent as defined above, and the Third Appraiser must select one or the other (it being understood that the Third Appraiser shall be expressly prohibited from selecting a compromise figure). Lessor’s Appraiser and Lessee’s Appraiser shall deliver their determinations of the Extension Term Basic Rent to the Third Appraiser within five (5) days of the appointment of the Third Appraiser and the Third Appraiser shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Extension Term Basic Rent. The Third Appraiser’s decision shall be binding on both Lessor and Lessee. Each party shall bear the cost of its own appraiser and shall share equally in the cost of the Third Appraiser.

After the initial 36 months of the initial lease term, should Landlord seek to redevelop the property, Landlord, at his sole discretion, may terminate the lease upon six (6) months written notice. Any extension or extended lease term will continue to be subject to the redevelopment termination clause, after the initial 36 months of the initial lease term.

34.0

Special Provisions Relating to the Special Equipment. As used herein, the term “Special Equipment” shall mean (i) the die-ionized water system located on the first (1st) and second (2nd) floor of the Building; (ii) the acid neutralization tank in the greenhouse area of the Building; (iii) the Hazardous Waste Storage/Disposal Area; (iv) the Autoclave glass washing system located on the second (2nd) floor of the Building; (v) the emergency generator system; (vi) the Laboratory vacuum system; (vii) the Medical Air system; (viii) the hot/cold rooms and (ix) the specialize HVAC systems that supply the various specialized systems including the fume hoods through out the Building.

Lessee shall have the right, in common with other lessees, subtenants, occupants and users from time to time, to use the Special Equipment, subject, however, to all the terms and conditions of this Lease and only in compliance with all Environmental Laws and other Legal Requirements and the MWRA Permit (as said tennis hereinafter defined) and all Special Equipment Permits (as said tennis hereinafter defined). Lessee may only use the Special Equipment in connection with its laboratory uses in the Premises and no use of the Special Equipment shall be permitted until (a) the MWRA Permit has been obtained by Lessor and (b) Lessee has first obtained all operational licenses, permits and other approvals, if any (“Special Equipment Permits”) required for the use thereof (including, without limitation, any and all licenses, permits or approvals (other than the MWRA Permit) required in order to dispose or transmit any fluids or other materials through Special Equipment into the MWRA or other sewer systems). Lessee shall promptly provide Lessor copies of all Special Equipment Permits (except the MWRA Permit (as said term is hereinafter defined). Without limiting the generality of the foregoing or any other term or provision of this Lease, Lessee (including, without limitation, all Lessee Parties), in its use of the Special Equipment (and shall cause each party claiming by, through or under Lessee, in its use of the Special Equipment, to comply with the MWRA Permit and the Special Equipment Permits and all Environmental Laws and other Legal Requirements and shall keep all Special Equipment Permits in full force and effect. Lessee shall indemnify and hold Lessor harmless from and against any and all claims of any kind or nature in any way related to the use of the Special Equipment by Lessee or any other Lessee Party and shall cause each subtenant or other occupant of the Premises, prior to its commencement of use thereof, to provide the Lessor with its certification that it has obtained all Special Equipment Permits (other than the MWRA Permit) required to make use thereof and/or to dispose of, or discharge fluids and other materials through the Special Equipment into the MWRA or other public sewer system. All costs and expenses incurred by Lessee or any other Lessee Party in obtaining any such Special Equipment Permits or otherwise complying with Legal Requirements or other provisions hereof or of the Lease shall be borne by Lessee at its sole cost and expense. Access by Lessee and those claiming by, through and under Lessee to any area (“Leased Areas”) of the Building which is leased to another Lessee and in which the Special Equipment is located shall be permitted only at such times as the Lessee or occupant of the Leased Area shall permit and shall be subject to such restrictions and requirements as any Lessee leasing such Leased Area may require and if and to the extent any of the Special Equipment is located within an area (a “Building Special Equipment Area”) of the Building which is not part of any Leased Area, access thereto shall be only at such times as Lessor may approve, which approval will not be unreasonably withheld or delayed, and subject to such rules and regulations as the Lessor may reasonably promulgate from time to time. No access shall be permitted to a Leased Area for access to Special Equipment therein or to a Building Area for access to Special Equipment therein, except to the extent such access is necessary for the use of the Special Equipment by Lessee. In the exercise of any right hereunder to access a Leased Area as permitted hereunder, Lessee shall not interfere with the use of such Leased Area (or other related leased space) by the Lessee or occupants thereof and shall comply with all restrictions and requirements of the Lessee which the Lessee of such Leased Area requires. In the exercise of any right hereunder to access a Building Special Equipment Area, Lessee shall not interfere with any use thereof by Lessor or any machinery, equipment, or building systems located therein and shall comply with all rules and regulations promulgated by the Lessor with respect thereto.

Lessee shall be solely responsible for all costs and expenses which Lessor may suffer or incur or pay on account of or in any way related to the Lessee or any Lessee Party in their use of Special Equipment (including, without limitation, any damage caused to the Special Equipment).

Special Equipment Costs and Other Special Costs: As used herein, the term “Special Equipment Costs” shall mean all costs and expenses incurred by Lessor from time to time to maintain, repair, waste disposal, consulting services and the regulatory compliance of the Special Equipment. Without limiting the generality of the foregoing, the Special Equipment Costs shall also include Lessee’s share of costs and expenses incurred under or in connection with the MWRA Permit or any Environmental Laws or other Legal Requirements related to the use, operation, repair, or maintenance of the Special Equipment and/or the discharge of any liquids or other materials from the Special Equipment to the MWRA or other public sewer.

Special Equipment Use Charges. Lessee covenants and agrees to pay Lessor, in each case, within thirty (30) days of being billed therefor, as Additional Rent, a sum equal to the Special Equipment Use Charge (as said term is hereinafter defined). As used herein, the term “Special Equipment Use Charge” shall be an amount equal to the product obtained by multiplying the total Special Equipment Costs by Lessee’s Special Equipment Percentage (as said term is hereinafter defined). As used herein, the term “Lessee’s Special Equipment Percentage” shall mean the Lessee’s Share, subject to Expense Gross Up under Section 6.2. Notwithstanding the foregoing to the contrary, Lessee shall be responsible for one hundred (100%) percent of the Special Equipment Use Charges which are attributable to any (a) damage caused to the Special Equipment by Lessee or any Lessee Party, (b) any failure of Lessee or any Lessee Party to comply with the MWRA Permit or Environmental Laws or other Legal Requirements and all such costs and expenses shall be due and payable as Additional Rent within fifteen (15) days after being billed therefor by Lessor.

Notwithstanding any other provision of this Lease, Lessor shall have the right to monitor the allocation of charges for Special Equipment Charges to all Lessees of the Building to ensure that the allocation method is appropriately related to Lessee’s actual use of these services within or in connection with the Premises. If the current method of allocation is materially inaccurate, Lessor may change the method of allocation during the term, as necessary, to correct the disproportionate charges. In addition, if Lessor determines in the course of its audit of the charges for Special Equipment Charges previously allocated that Lessee has underpaid charges properly due for its use of any these services, Lessor shall invoice Lessee for the amounts due (together with reasonable back-up documentation regarding the total charges and the method of allocating the charges to Lessee) and Lessee shall pay such additional amount, as additional rent hereunder, within thirty (30) days of receipt of Lessor’s invoice therefor.

MWRA Permit. Lessor shall use best efforts to apply for and obtain the MWRA Permit but if Lessor shall be unable to obtain the MWRA Permit, Lessor shall not be subject to any liability for failure to do so nor shall such failure affect the validity of this Lease, give rise to any right on the part of Lessee to any offset, deduction, abatement or credit against the Basic Rent, Additional Rent and other sums due under this Lease nor give rise to any right on the part of Lessee to terminate this Lease nor constitute an eviction (constructive or otherwise). Lessee agrees to cooperate in good faith with Lessor in applying for and obtaining the MWRA Permit and shall furnish such information that Lessor may reasonably require or as the issuer of the MWRA Permit may require in connection therewith. As used herein, the term “MWRA Permit” shall mean a sewer use discharge permit issued by the Massachusetts Water Resources Authority (the “MWRA”) under 360 CMR 10 relating to industrial waste water discharges from the Building’s acid neutralization system (comprising part of the Special Equipment) into the MWRA Sewer System. Lessor shall provide Lessee with a copy of the MWRA Permit when it is received.

Maintenance of Special Equipment. Lessor shall be responsible for maintenance, repair and replacement of the Special Equipment to the extent so provided in Paragraph 9 of Exhibit D hereof but in no event shall Lessor be responsible for any maintenance, repair or replacement of the Special Equipment at any time while an Event of Default has occurred and is continuing under this Lease nor shall Lessor be responsible for the maintenance, repair or replacement of the Special Equipment to the extent the need therefor is caused by any failure of Lessee or any Lessee Party to observe, perform and comply with this Lease or by any act or omission of the Lessee or any Lessee Party or by reason of any damage caused to the Special Equipment by Lessee or any Lessee Party. Without limiting any other term or provision of this Lease in no event shall Lessor have any obligation or liability to Lessee on account of, or in any way related to, any use, non-use of, or damage to, or contamination of the Special Equipment nor any failure of the Special Equipment to operate or function caused by any other lessee, subtenant, licensee, invitee, agent, servant, contractor or other party who may from time to time make use of the same nor on account of any failure of any such other lessee, subtenant, licensee, invitee, agent, servant, contractor or other party to comply with the MWRA Permit or other applicable Environmental Laws or other Legal Requirements in any way related to the Special Equipment or the use thereof. Notwithstanding the foregoing, Lessor shall repair the Special Equipment to keep it in good working order irrespective of the cause any damage to the Special Equipment; the cost of such repair being allocated as set forth in Section 6 above. To the extent damage to the Special Equipment is caused by another lessee in the Building, Lessor shall make good faith efforts to recover the costs of repairing such damage from the responsible lessee. Lessor shall use best efforts to maintain and renew the MWRA Permit and Lessee agrees to fully cooperate with Lessor in connection therewith. In no event shall Lessor have any liability to Lessee for lost revenues, profits, damage to business or consequential damages on account of, or in any way related to, the failure of Lessor to maintain, repair or replace the Special Equipment or for failure to obtain, maintain and/or renew the MWRA Permit nor for any failure of the Special Equipment to operate or function properly.

Lessor shall never be liable for any failure to perform maintenance or make repairs or replacements which, under the provisions of this Section 34.0 or any other provision of this Lease, Lessor is obligated to perform or make or for failure to obtain or maintain the MWRA Permit or any other permit, license or approval required under Environmental Laws or other Legal Requirements for the use and operation of the Special Equipment or related to the disposal of fluids and other materials through the Special Equipment into the MWRA or other public sewer system or otherwise unless Lessee has given notice thereof to Lessor of the need to perform such maintenance, make such repairs or replacements or obtain or maintain any such licenses, permits or approvals and Lessor has failed to commence to perform such maintenance or to make such repairs or replacements or to obtain or maintain such licenses, permits or approvals within a reasonable time after actual receipt of such notice or Lessor fails to proceed with reasonable diligence to complete such maintenance, repairs or replacements, or to attempt to obtain such MWRA Permit or other licenses, permits or approvals, after receipt of such notice.

Without limiting any other term or provision of this Lease , Lessor reserves the right to curtail, suspend, interrupt and/or stop use of the Special Equipment without thereby incurring any liability to Lessee or any Lessee Party when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Lessor desirable or necessary or when required in order to comply with the MWRA Permit or other Environmental Laws or other Legal Requirements or when use thereof is interrupted, suspended or prevented under the MWRA Permit or Environmental Laws or other Legal Requirements (or by any governmental authority having jurisdiction with respect to the MWRA Permit) or when the MWRA Permit expires or when the use thereof or the maintenance, repair or replacement thereof is prevented by strikes, lockouts, difficulty of obtaining materials, accidents or any other cause beyond Lessor’s control or by laws, orders or inability by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. No diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages or claims for lost profits, or damage to business shall, or will be, claimed by Lessee (or any Lessee Party) as a result of, nor shall this Lease nor any of the obligations of Lessee or any Lessee Party be affected or reduced by reason of any such interruption, curtailment, or suspension. Failure or omission on the part of Lessor to maintain, repair or replace the Special Equipment or to obtain or maintain the MWRA Permit or otherwise comply with Environmental Laws or other Legal Requirements related to the Special Equipment shall not be construed as an eviction of Lessee, actual or constructive, or entitle Lessee to an abatement of Basic Rent, nor to render the Lessor liable in damages, nor release Lessee from prompt fulfillment of any of its covenants under this Lease, but does entitle Lessee to terminate this Lease as a breach of the covenant of quiet enjoyment.

34.2 Access to Special Equipment Located Within Premises.

A portion of the Special Equipment, namely (i) the de-ionized water system and related pipes, equipment and other appurtenances; (ii) the specialize HVAC systems that supply the various specialized systems including the hoods and (iii) the Autoclave glass washing system located on the second (2nd) floor of the Building, is located within the Premises or elsewhere on the first and second floor of the Building (the foregoing, together with any other equipment, pipes and appurtenances related to the Special Equipment which are located in the Premises or elsewhere on the first and second floor are collectively hereinafter called the “Di-Ionizing Special Equipment”). Lessee agrees that it shall not alter damage, relocate or remove the Di-Ionizing Special Equipment or do anything within the Premises which could adversely affect the Di-Ionizing Special Equipment or the use, operation or maintenance thereof.

Each Approved User (as said term is hereinafter defined) shall, so long as it remains an Approved User, have the right to make use of and/or inspect and/or test the Special Equipment within the Building and Lessee shall fully cooperate with each Approved User in the exercise by such Approved User of its rights hereunder. As used herein the term “Approved User” shall mean (a) any other lessee, subtenant or occupant of all or any part of the Property which Lessor has designated as an Approved User by written notice to Lessee (an” Approved User”), (b) all employees of any such Approved User and (c) any other person or entity which Lessor designated as an Approved User by written notice from Lessor to Lessee. Lessor shall have the right, from time to time, to terminate and/or renew or modify the status of any person or entity as an Approved User by written notice to Lessee.

In addition to all other rights of Lessor under the Lease, there is reserved to the Lessor and each of the Lessor Parties, the right and easement to enter upon the Premises from time to time, upon 2 days written notice to Lessee, or otherwise provided in herein, in order to inspect, maintain, repair, replace, test, alter or otherwise deal with any Special Equipment in accordance with the provisions of Section 11(h) during reasonable hours, unless in an emergency situation, making it impracticable or impossible to provide advanced notice.. Lessee agrees to fully cooperate with Lessor in connection with the exercise by Lessor of its rights hereunder. Lessor agrees to use best efforts to minimize interference with Lessee’s use of the Premises in connection with any maintenance, repair, replacement or alteration of the Special Equipment.

[Signatures on the following page]

WITNESS the execution hereof in duplicate under seal as of the day and year first above written.

LESSOR:		BOLTON STREET PARTNERS, LLC

By:
its, Manager
Hereunto duly authorized

LESSEE:		AURA BIOSCIENCES, INC.

	By:	/s/ Elisabet de los Pinos____
Hereunto duly authorized

EXHIBIT A

PREMISES

See attached plan

EXHIBIT B

DESCRIPTION

A certain parcel of land shown as “Map 203A LOT 70” on ALTA/ACSM LAND TITLE SURVEY IN CAMBRIDGE, MASSACHUSETTS, Located in Cambridge Massachusetts” Dated xxxxx by Dunn McKenzie Inc. - bounded and described as follows.

Beginning at a granite bound on the southerly sideline Bolton Street at northeast corner of N/F Demchak; thence

S 78° 02’ 29” E,	along the southerly sideline of Bolton Street; for a distance of
60.12 feet to a corner; thence,

N 11° 57’ 31” E,	along the easterly sideline of Bolton Street; for a distance of
30.00 feet to a corner; thence,

N 78° 02’ 29” W,	along the northerly sideline of Bolton Street; for a distance of
189.50 feet to a corner at the southeast corner of N/F
Bolton Street Condominium; thence,

N 11° 57’ 31” E,	along the easterly sideline of N/F Bolton Street Condominium, for a distance of 103.58 feet to a corner at the southerly side line
Massachusetts Bay Transit Authority; thence

S 78° 02’ 29” E,	along the southerly sideline Massachusetts Bay Transit Authority;
for a distance of 620.95 feet to a comer; thence

S 11° 10’ 24” W,	along the westerly sideline of N/F C.R.A., for a distance of
122.45 feet to a comer; thence

N 79° 25’ 42” W,	along the northerly sideline of N/F C.R.A., for a distance of
52.97 feet to a comer; thence,

S 12° 00’ 04” W,	along the westerly sideline of N/F C.R.A., for a distance of 60.02 feet to a corner; thence

N 79° 59’ 17’’ W,	along the northerly sideline of Walden Square Road; for a
distance of 353.08 feet to a comer; thence,

N 03° 08’ 19” W,	along the westerly sideline of N/F C.R.A., for a distance of l 0.00 feet to a comer; thence

N 79° 59’ 17’’ W,	along the northerly sideline of N/F C.R.A.; for a distance of 70.00 feet to a comer; thence

N 03° 08’ 19” W,	along the easterly sideline of N/F Damchak, for a distance of
56.84 feet to the point of beginning.

The above describe parcel contains an area of 100,956 square feet (2.31 acres) more or less.

EXHIBIT C

SERVICES PROVIDED BY LESSEE

This Exhibit is incorporated by reference into the Lease by and between Bolton Street Partners, LLC, as Lessor, and Aura Biosciences, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

Lessee shall provide and pay for the following services (These services will be provided through Building management on a time and materials basis and billed to the Lessee):

I.

All maintenance of and repairs to the Premises necessary to keep the Premises in good condition or in as good a condition as the Premises were at the beginning of the Term or may be put in during the Term (damage from taking or casualty or reasonable wear and tear only excepted). Except to the extent otherwise specifically provided in Exhibit D to this Lease, such repairs and maintenance shall include but not be limited to the following:

A.

The maintenance and repair of any plumbing, heating, ventilation, and air conditioning systems or components within the Premises (and serving solely the Premises), and the repair of any damage to the Premises or to the Building caused by the malfunction of any of the foregoing, except as set forth on Exhibit D;

B.	The maintenance and repair of all electrical wiring, outlets, switches and light fixtures located entirely within the Premises and serving solely the Premises;

C.	The maintenance and repair of all hardware within the Premises;

D.	The maintenance and repair of the surfaces of all walls, doors, ceilings, and floors;

E.	The replacement of fluorescent light tubes and ballasts;

F.	Security for the Premises.

G.	Cleaning for the Premises.

EXHIBIT D

SERVICES PROVIDED BY LESSOR

This Exhibit is incorporated by reference into the Lease by and between Bolton Street Partners, LLC, as Lessor, and Aura Biosciences, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

Lessor shall provide the following services at the Building and the Lessee shall pay for the following services in accordance with this Lease:

l.

Heating and air conditioning for the Premises as demised at the start of the Term for normal operations between the hours of 8:00 a.m. and 6:00 p.m., Monday through Friday, and on Saturdays between the hours of 8:00 a.m. and 1:00 p.m., except on national or state holidays. At other times, heating and air conditioning for operational lab areas at a “set back” temperature of no more than 75 degrees Fahrenheit in summer and no less than 60 degrees Fahrenheit in winter. After hours operation of the heating and air conditioning at normal operating temperatures shall be charged at Lessor’s standard rates which are currently $65.00 per hour. Excluded from such services are air conditioning requirements for (i) personal computers in excess of an average of one personal computer per person in occupancy of the Premises, or (ii) exceptional or special office machinery or other equipment including, without limitation, servers and other business equipment having special power, HVAC or environmental requirements or (iii) computer rooms.

2.	Maintenance of the following as necessary to keep the same in serviceable condition:

All Building heating equipment, electrical equipment, and plumbing systems in public areas and in all of the bathrooms located within the core area of the Building (but not the plumbing in bathrooms in the Premises); all Building air conditioning equipment, excluding special air conditioning equipment installed by or at request of Tenant; all window frames and glass, unless the damage to any of the above is caused by the willful neglect or misuse by Lessee.

3.	Extermination of all public and leased areas of the Building, as the management of the Building deems necessary.

4.	Cleaning of the common areas.

5.	Structural maintenance of the Building.

6.	Lettering for the name of Lessee in the Building directory located in the main lobby, subject to a final directory design to be determined by Lessor.

7.

One sign, similar to Lessor’s standard signage, which lists Lessee’s company name and suite number and which shall be located adjacent to Lessee’s main entrance to each floor of the Premises and which may be installed at Lessee’s expense. One sign bearing Lessee’s corporate logo which shall be located adjacent to Lessee’s main entrance to each floor of the Premises and which may be installed at Lessee’s expense.

8.	Snow removal, and other services as deemed necessary by Lessor for the normal operation of the Building.

9.

Maintenance and repair of the Special Equipment as needed so as to keep the same in serviceable condition (subject, however, to Section 34.0 of the Lease and all other applicable provisions of the Lease).

10.	Hot water for bathroom lavatory purposes and cold water (at temperatures provided by the City of Cambridge) for drinking, bathroom, and lavatory and toilet purposes.

11.	Freight elevator service to the Premises through the existing freight elevator at times and subject to such rules and regulations, as Lessor may establish from time to time.

12.

Electricity to the Premises sufficient to operate normal lighting and business machines approved by Lessor (exclusive, however, of Lessee’s electrical needs for equipment having special power or environmental requirements); provided however that in no event shall Lessor ever be obligated to furnish electricity to supply a requirement of in excess of 6 watts per square feet of useable area in the Premises. Lessor shall not in any way be liable or responsible to Lessee for any loss, damage or expense which Lessee may sustain or incur if the quantity, character or supply of electricity is changed or is no longer suitable or available for Lessee’s requirements.

EXHIBIT E

RULES AND REGULATIONS

This Exhibit is incorporated by reference into the Lease by and between Bolton Street Partners, LLC, as Lessor, and Aura Biosciences, Inc., as Lessee. Terms defined in or by reference in the Lease not otherwise defined herein shall have the same meaning herein as therein.

The following rules and regulations shall apply, where applicable, to the Premises, the Building, the parking area associated therewith, the Land and the appurtenances thereto:

1.

Lessees and their employees, shall not in any way obstruct the sidewalks, halls, stairways, or elevators of the Building, and shall use the same only as a means of passage to and from their respective offices. Lessees will not place or allow to be placed in the Building corridors or public stairways any waste paper, dust, refuse, or anything whatever. At no time shall lessees permit their employees to loiter in Common Areas or elsewhere in and about the Building or the Land.

2.

No signs, advertisements or notices shall be inscribed, painted or affixed where they can be seen from the outside the leased premises without prior written consent of Building management. Management reserves the right to prohibit the posting of any sign which it finds objectionable and to remove any which has already been placed, at the lessee’s expense.

3.

All contractors, contractor’s representatives, and installation technicians performing work in the Building which modifies the Building in any way shall be subject to Lessor’s prior approval which shall not be unreasonably withheld or delayed and shall be required to comply with Lessor’s standard rules, regulations, policies and procedures, as the same may be revised from time to time. Lessees shall be solely responsible for complying with all applicable laws, codes and ordinances pursuant to which said work shall be performed.

4.

All electric and telephone wiring shall be installed as directed by Lessor. No boring or cutting for wires shall be executed and no new pipes or wires shall be introduced without the prior written consent of Lessor which shall not be unreasonably withheld or delayed. Lessor shall have the right to install a line for access as may be required by Lessee’s internet provided, subject however, to the prior approval of Lessor which will not be unreasonably withheld or delayed.

5.	Lessees shall not install or use any machinery in the demised premises which may cause any noise, jar, or tremor to the floors or walls, or which by its weight might damage the floors of the Building.

6.

Lessees shall not bring in or take out, position construct, install or move any safe, or business machine or other heavy equipment weighing over 100 pounds without the prior written consent of Lessor which, subject to all other provisions of the Lease and these rules and regulations, will not be unreasonably withheld or delayed.

7.

All furniture, safes, equipment and freight shall be move into and out of the Building only at certain hours approved by and under the supervision of Lessor and according to these rules and regulations. All damage to the Building caused by installing or removing any safe, furniture; equipment or other property shall be repaired at the expense of the Lessee. Lessor will not be responsible for loss or damage to any furniture, equipment or freight from any cause.

8.	Corridor doors, when not in use, shall be kept closed.

9.

Lessee, lessees’ agents and employees shall not: play any musical instruments, other than radio and television; make or permit any improper noises in the Building; interfere with other lessees or those having business with them.

10.	No animals, except Seeing Eye dogs, shall be brought into or kept in, on or about the Premises.

11.

The restroom fixtures shall be used only for the purpose for which they were constructed and no rubbish, ashes, or other substances of any kind shall be thrown into them. Lessee will bear the expense of any damage resulting from misuse.

12.

Lessee shall not place any additional lock or locks on any exterior door in the Premises or Building or on any door in the Building core within the Premises, including doors providing access to the telephone and electric closets and the slop sink, without Lessor’s prior written consent, which for doors in the Premises shall not be unreasonably withheld or delayed. A reasonable number of keys to the locks on the doors in the Premises shall be furnished by Lessor to Lessee at the cost of Lessee, and Lessee shall not have any duplicate keys made. All keys shall be returned to Lessor at the expiration or earlier termination of this Lease.

13.

The directory board in the entrance lobby of the Building is provided for the exclusive display of the name and location of each lessee at the lessee’s expense. Lessor reserves the right to allocate space in the directory and to design style of such identification.

14.

Lessor reserves the right to exclude or expel from the Building any persons who, in the judgment of Lessor, is intoxicated under the influence of liquor or drugs, or shall do any act in violation of the rules and regulations of the Building.

15.	Rooms used in common by lessees shall be subject to such regulations as are posted therein.

16.

Lessor reserves the right to close and keep locked all entrance and exit doors of the Building during the hours Lessor may deem advisable for the adequate protection of the property. Use of the Building and the leased premises before 8 AM or after 6 PM, or any time during Sundays or legal holidays shall be allowed only to persons with a key/card key to the premises or guests accompanied by such persons. At these times, all occupants and their guests must sign in at the concierge when entering and exiting the building. Any persons found in the Building after hours without such keys/card keys are subject to the surveillance of building staff.

17.

Lessor shall have the right to prohibit any advertising by an agent which, in Lessor’s opinion, tends to impair the reputation of the Building or its desirability as a Building for offices, and upon written notice from Lessor, such lessee shall refrain from or discontinue such advertising.

18.

No lessee will install blinds, shades, awnings, or other form of inside or outside window covering, or window ventilators or similar devices without the prior consent of Lessor (which, in the case of blinds in office and laboratory windows, will not be unreasonably withheld or delayed so long as they conform in type, color and appearance with the Lessor’s building standard blinds). Lessee will not interfere with or obstruct any perimeter heating, air conditioning or ventilating units.

19.	Lessees shall give Lessor prompt notice of any accidents to or defects in water pipes, gas pipes, electric lights and fixtures, heating apparatus, or any other service equipment.

20.

Lessees shall not perform improvements or alterations within the Building or their premises, if the work has the potential of disturbing the fireproofing which has been applied on the surfaces of structural steel members, without the prior written consent of Lessor.

21.

Lessees shall not take any action which would violate Lessor’s labor contracts affecting the Building or which would cause any work stoppage, picketing, labor disruption or dispute, or any interference with the business of Lessor or any other lessee or occupant of the Building or with the right and privileges of any person lawfully in the Building. Lessees shall take any actions necessary to resolve any such work stoppage, picketing, labor disruption, dispute or interference and shall have pickets removed and, at the request of Lessor, immediately terminate at any time any construction work being performed in the Premises giving rise to such labor problems, until such time as Lessor shall have given its written consent for such work to resume. Lessees shall have no claim for damages of any nature against Lessor in connection therewith, nor shall the date of the commencement of the Term be extended as a result as a result thereof.

22.

Lessees shall utilize the termite and pest extermination service designated by Lessor to control termites and pests in the Premises. Except as included in Lessor” Services, lessees shall bear the cost and expense of such extermination services.

23.

Lessees shall not install, operate or maintain in the Premises or in any other area of the Building, any electrical equipment which does not bear the U/L (Underwriters Laboratories) seal of approval, or which would overload the electrical system or any part thereof beyond its capacity for proper, efficient and safe operation as determined by Lessor, taking into consideration the overall electrical system and the present and future requirements therefor in the Building. Lessees shall not furnish any cooling or heating to the Premises, including, without limitation, the use of any electronic or gas heating devices, without Lessor’s prior written consent. Lessees shall not use more than its proportionate share of telephone lines available to service the Building.

24.

Lessees shall not operate or permit to be operated on the Premises any coin or token operated vending machine or similar device (including, without limitation, telephones, lockers, toilets, scales, amusement devices and machines for sale of beverages food, candy, cigarettes or other goods), except for those vending machines or similar devices which are for the sole and exclusive use of lessee’s employees, and then only if such operation does not violate the lease of any other lessee of the Building.

25.	Bicycles and other vehicles are not permitted inside or on the walkways outside the Building, except in those areas specifically designated by Lessor for such purposes.

26.

Lessor may from time to time adopt appropriate systems and procedures for the security or safety of the Building, its occupants, entry and use, or its contents, provided that Lessee shall have access to the Building 24 hours per day, 7 days a week. Lessee, lessee’s agents, employees, contractors, guests and invitees shall comply with Lessor’s reasonable requirements relative thereto.

27.

Lessees shall carry out lessee’s permitted repair, maintenance, alterations, and improvements in the Premises only during times agreed to in advance by Lessor and in a manner which will not interfere with the rights of other lessees in the Building.

28.	Canvassing, soliciting, and peddling in or about the Building is prohibited. Lessees shall cooperate and use best efforts to prevent the same.

29.

At no time shall Lessees permit or shall lessee’s agents, employees, contractors, guests, or invitees smoke in any Common Area of the Building, unless such Common Area has been declared a designated smoking area by Lessor.

30.

All deliveries to or from the Premises shall be made only at such times, in the areas and through the entrances and exits designated for such purposes by Lessor. Lessee shall not permit the process of receiving deliveries to or from the Premises outside of said areas or in a manner, which may interfere with the use by any other lessee of its premises or of any Common Areas, any pedestrian use of such area, or any use, which is inconsistent with good business practice.

31.

The work of cleaning personnel shall not be hindered by lessees after 5:30 PM, and such cleaning work may be done at any time when the offices are vacant. Windows, doors and fixtures may be cleaned at any time. Lessees shall provide adequate waste and rubbish receptacles necessary to prevent unreasonable hardship to Lessor regarding cleaning service.

EXHIBIT F

CLEAN CERTIFICATE

Registered Industrial Hygienist Name:

Building/Room Number: [Description of Sublet Premises to be inserted here]

All of the items below have been completed and are ready for the inspection/sign-off by the approved Registered Industrial Hygienist.

1) Radioactive Materials:

X All equipment that is or was used for holding, handling or shielding radioactives which is to remain in the Sublet Premises has been cleaned.

X All radioactive signage has been removed.

X A termination survey has been completed and documented by a registered industrial hygienist and a copy is attached hereto.

I certify that the above tasks have been completed.

                                                                                                                                               Registered Industrial Hygienist

Date:

Registered Industrial Hygienist Approval

Biological Hazardous Materials

X All equipment that contained BIOHAZARDS was cleaned inside and out with an EPA approved disinfectant.

X All BIOHAZARD labels have been-removed. X All BIOHAZARDS have been removed.

X All countertop bench papers have been removed and counters wiped down with an EP A approved disinfectant.

X Every surface, especially shelves, drawers and bench tops (and under benchtop equipment) has been cleaned for razor blades, needles, syringes, pipettes, scalpels, microscope slides, cover slips and other sharp objects. These items have been properly disposed of in sharps containers.

X The Sublet Premises including the walls, floors, glass and other surfaces and all fixtures and equipment in or serving the Sublet Premises have been cleaned using an EP A approved disinfectant and all Hazardous Substances have been removed therefrom.

I certify that the above tasks have been completed.

                                                                                                                                                                Registered Industrial Hygienist

Date:

Hazardous Materials

X All containers of hazardous waste or materials have been removed.

X All Hazardous Substances (as said term is define in the Consent to which this is attached) in the Sublet Premises have been removed from the Sublet Premises and the Property.

X All FUME HOODS display certification of decontamination or suitable alternative as provided by the undersigned Registered Industrial Hygienist.

I certificate that the above tasks have been completed.

                                                                                                          Registered Industrial

Hygienist Date:

EXHIBIT G

PROPOSED 2011 OPERATING EXPENSE BUDGET

Projected Budget for 85 Bolton St., Cambridge, MA

	Base Op Ex Annually		Per Sq Ft		RE Taxes Annually	Util & Spec Equip Exp Annually		Per Sq Ft
Expenses;
Wages: Superintendent + Labor		$75,000		$1.60		$		$
Electricity		$40,000		$0.86			$140,000		$2.99
Gas		$29,000		$0.62			$60,000		$1.28
Telephone		$1,000		$0.02				$
Water & Sewer		$3,600		$0.08				$
Janitorial Contract		$15,600		$0.33				$
Trash Removal		$6,000		$0.13				$
Exterminating		$600		$0.01				$
Security Contract/Systems		$600		$0.01				$
Fire Alarm Systems		$1,200		$0.03				$
Snow Removal		$6,000		$0.13				$
General R&M Supplies		$4,000		$0.09				$
Plumbing Contract		$2,500		$0.05				$
Electrical Contract		$3,000		$0.06				$
HVAC Contract		$10,000		$0.21				$
Elevator Contract		$3,000		$0.06				$
Autoclave/Glass wash service contract	$		$				$4,000		$0.09
Waste water treat plant mgmVtesting	$		$				$12,000		$0.26
Other service contracts	$		$				$6,000		$0.13
Medical Air system			$				$1,000		$0.02
Lab vacuum system			$				$1,000		$0.02
Emegency Generator			$				$3,000		$0.06
RODI System			$				$3,000		$0.06
IMndow Cleaning		$600		$0.01				$
RoofR&M		$2,500		$0.05				$
Misc. Operating		$1,200		$0.03				$
Landscaping		$3,000		$0.06				$
Sign Expense		$400		$0.01				$
Building R&M Interior		$20,000		$0.43				$
Building R&M Exterior		$5,000		$0.11				$
Sprinkler Systems		$1,500		$0.03				$
Operations Management		$60,000		$1.28				$
Operations Consulting			$				$10,000		$0.21
Administrative Management Fee		$35,000		$0.75				$
Insurance		$12,000		$0.26				$
R.E. Taxes	$		$		$102,878.00			$
License & Fees		$1,000		$0.02				$
Office Supplies		$400		$0.01				$
Professional Fees		$1,200		$0.03				$
Environmental Compliance/Audit fees	$		$				$7 500		$0.16

Total Reimbursable		$344,900		$7.37	$102,878		$247,500		$5.29
Total Operating Expenses		$7.37			$2.20		$5.29		$14.87

LEASE MODIFICATION

THE FOLLOWING “LEASE MODIFICATION” DATED September 6, 2011, between Bolton Street Partners, LLC (LESSOR) and Aura Biosciences, Inc. (LESSEE).

The parties to this Lease Modification previously entered into a Lease dated June 9, 2011, for certain premises at 85 Bolton Street, Cambridge, MA, which premises is described in “The Lease” and are referred to therein, and will be referred to herein, as the “Demised Premises”. The parties hereto desire to renew and modify the Lease and to replace the Sections of Lease with these modifications stated below and to make such other modifications as are expressly stated herein:

1. “Reference Data”. The following terms shall have the definitions set forth in this Section 1.0:

PREMISES AND RENTABLE AREA OF THE PREMISES:	Agreed to be 4,000 gross rentable square feet on the first (1st ) floor of the Building (Lab 116 and 118) and on the second (2nd ) floor of the building (offices 221-225) as shown on Exhibit A. It is agreed that on January 1, 2012, Lab 110 of 370 gross rentable square feet shall be added to the gross rentable square for a total of 4,370 gross rentable square feet. The rentable area of the Premises includes a common area factor and Lessor and Lessee agree that the rentable area of the Premises is as stated herein.

BUILDING	The building located at 85-95 Bolton Street, Cambridge, Massachusetts.

RENT ABLE AREA OF BUILDING:	46,771 square feet.

LAND:	The parcel of land on which the Building is located more fully described on Exhibit B hereto.

INITIAL TERM:	An initial term commencing on the Commencement Date and expiring twenty four (24) calendar months from the Commencement Date.

TERM:	The Initial Term and any proper extension thereof in accordance with the terms of this Lease.

RIGHT OF FIRST OFFER	Option B: In the event that the current tenant vacated the space, Landlord shall offer Tenant the Right of First Offer on the second floor lab space. Building (Lab 238, 239 and 247) on the second (2nd) floor of the building.

COMMENCEMENT	July 1, 2011
DATE:

RENT COMMENCEMENT	July 1, 2011.
DATE:

BASIC RENT

Rental Period	Basic Rent Per Annum	Basic Rent Monthly
Rent from July I, 2011 to December 31, 2011:	$98,000.00	$8,166.67
Rent from January I , 2012 to June 30, 2012:	$107,065.00	$8,922.08
Rent from July I, 2012 to June 30, 2013;	$111,435.00	$9,286.25

LESSEE’S SHARE:

From July 1, 2011 to December 31, 2011	8.55%

From January 1, 2012 to June 30, 2013	9.34%

LESSEE’S SHARE (TAXES):

From July 1, 2011 to December 31, 2011	8.55%

From January 1, 2012 to June 30, 2013	9.34%

LESSEE’S SHARE
(OPERATING EXPENSES)

From July 1, 2011 to December 31, 2011	8.55%

From January 1, 2012 to June 30, 2013	9.34%

SECURITY DEPOSIT:	$39,500.00.

PERMITTED USE:	General Office and laboratory uses, in each case, to the extent permitted as a matter of right under the zoning ordinance of the City of Cambridge and subject to all the provisions of this Lease. General Office use shall not extend to more than forty (40%) percent of the floor area of the Premises. Other than the MWRA Permit, any and all local, state or federal operational permits shall be the sole responsibility of the Lessee. Any and all uses which require a zoning variance, zoning change, special permit or other type of zoning approval relief shall be subject to the approval of the Lessor in its reasonable discretion and shall be the responsibility of the Lessee. Notwithstanding the forgoing, no use involving the presence, storage, generation or release of any radioactive or nuclear materials shall be permitted.

4. This LEASE MODIFICATION hereby incorporates as if set forth fully herein all other terms, covenants and agreements contained in the LEASE together with all addendum’s, amendments, riders and exhibits, except as the same are inconsistent with, or specifically modified by the provisions contained herein.

5. This is legally binding agreement. Consult legal council if you do not understand.

IN WITNESS HEREOF, the parties hereto executed this LEASE EXTENSION AGREEMENT as of the date set forth above, and by their own free will

/s/ Elisabet de los Pinos
Lessor	Lessee

Lessor	Lessee

9/26/11

Date	Date

LEASE MODIFICATION

THE FOLLOWING “LEASE MODIFICATION” DATED October 17, 2011, between Bolton Street Partners , LLC (LESSOR) and Aura Biosciences, Inc. (LESSEE).

The parties to this Lease Modification previously entered into a Lease dated June 9, 2011, for certain premises at 85 Bolton Street, Cambridge, MA, which premises is described in “The Lease” and are referred to therein, and will be referred to herein, as the “Demised Premises”. The parties hereto desire to renew and modify the Lease and to replace the Sections of Lease with these modifications stated below and lo make such other modifications as are expressly stated here in:

I.	“Reference Data”. The following terms shall have the definitions set forth in this Section 1.0:

PREMISES AND RENTABLE AREA OF THE PREMISES :	Agreed to be 4,000 gross rentable square feet on the first (1st) floor of the Building (Lab 116 and 118) and on the second (2nd) floor of the building (offices 221-225) as shown on Exhibit A. It is agreed that on January 1, 2012, Lab 110 of 370 gross rentable square feet shall be added to the gross rentable square for a total of 4,370 gross rentable square feet. Additionally, it is agreed that on January 1, 2012, Lab 119 of 910 gross rentable square feet shall be added to the gross rentable square for a total of 5,280 gross rentable square feet. The payment of base rent for Lab 119 shall not begin until March 1, 2012. The rentable area of the Premises includes a common area factor and Lessor and Lessee agree that the rentable area of the Premises is as stated herein.

BUILDING	The building located at 85-95 Bolton Street, Cambridge, Massachusetts.

RENTABLE AREA OF BUILDING :	46,771 square feet.

LAND:	The parcel of land on which the Building is located more fully described on Exhibit B hereto.

INITIAL TERM :	An initial term commencing on the Commencement Date and expiring twenty four (24) calendar months from the Commencement Date.

TERM :	The Initial Term and any proper extension thereof in accordance with the terms of this Lease .

RIGHT OF FIRST OFFER	Option B: In the event that the current tenant vacated the space, Landlord shall offer Tenant the Right of First Offer on the second floor lab space. Building (Lab 238, 239 and 247) on the second (2nd) floor of the building.

COMMENCEMENT DATE:	July 1, 2011

RENT COMMENCEMENT DATE:	July 1, 2011.

BASIC RENT

Rental Period	Basic Rent Per Annum	Basic Rent Monthly
Rent from July 1, 2011 to December 31. 2011:	$98,000.00	$8,166.67
Rent from January 1, 2012 to February 28, 2012;	$107,065.00	$8,922.08
Rent from March 1, 2012 to June 30, 2012;	$129,360.00	$10,780.00
Rent from July 1, 2012 to June 30, 2013;	$134,640.00	$11,220.00

LESSEE’S SHARE:

From July 1, 20 11 to December 31, 2011	8.55%

From January 1, 2012 to June 30, 2013	11.29%

LESSEE’S SHARE (TAXES):

From July 1, 2011 to December 31, 2011	8.55%

11.29%

From January 1, 2012 to June 30, 2013

LESSEE’S SHARE

(OPERATING EXPENSES)

8.55%

From July 1, 201 I to December 31, 2011	11.29%

From January 1, 20 I 2 to June 30, 2013	$39,500.00.

SECURITY DEPOSIT:	General Office and laboratory uses, in each
PERMITTED USE:	case, to the extent permitted as a matter of right under the zoning ordinance of the City of Cambridge and subject to all the provisions of this Lease. General Office use shall not extend to more than forty (40%) percent of the floor area of the Premises. Other than the MWRA Permit, any and all local, state or federal operational permits shall be the sole responsibility of the Lessee. Any and all uses which require a zoning variance, zoning change, special permit or other type of zoning approval relief shall be subject to the approval of the Lessor in its reasonable discretion and shall be the responsibility of the Lessee. Notwithstanding the forgoing, no use involving the presence, storage, generation or release of any radioactive or nuclear materials shall be permitted.

4. This LEASE MODIFICATION hereby incorporates as if set forth fully herein all other terms, covenants and agreements contained in the LEASE together with all addendum’s, amendments, riders and exhibits, except as the same are inconsistent with, or specifically modified by the provisions contained herein .

5. This is legally binding agreement. Consult legal council if you do not understand .

IN WITNESS HEREOF, the parties hereto executed this LEASE EXTENSION AGREEMENT as of the date set forth above, and by their own free will.

/s/ Illegible	/s/ Elisabet de los Pinos
Lessor	Lessee

Lessor	Lessee

10/18/11	10/18/11
Date	Date

LEASE MODIFICATION

THE FOLLOWING “LEASE MODIFICATION” DATED January 23, 2013, between Bolton Street Partners, LLC (LESSOR) and Aura Biosciences, Inc. (LESSEE).

The parties to this Lease Modification previously entered into a Lease dated June 9, 2011, and modified on September 16 and October 17, 2011 for certain premises at 85 Bolton Street, Cambridge, MA, which premises is described in “The Lease” and are referred to therein, and will be referred to herein, as the “Demised Premises”. The parties hereto desire to renew and modify the Lease and to replace the Sections of Lease with these modifications stated below and to make such other modifications as are expressly stated herein:

1. “Reference Data”. The following terms shall have the definitions set forth in this Section 1.0:

PREMISES AND RENTABLE AREA OF THE PREMISES:	Agreed to be 6,213 gross rentable square feet on the first (1st) floor of the Building (Labs 116, 118, 119, 142, 150 and 110) and on the second (2nd) floor of the building (Offices 221-225). The rentable area of the Premises includes a common area factor and Lessor and Lessee agree that the rentable area of the Premises is as stated herein.

BUILDING	The building located at 85-95 Bolton Street,
Cambridge, Massachusetts.

RENTABLE AREA OF BUILDING:	46,771 square feet.

LAND:	The parcel of land on which the Building is located more fully described on Exhibit B hereto.
TERM:	July 1, 2013 to June 30, 2014.

COMMENCEMENT DATE:	July 1, 2011

RENT COMMENCEMENT DATE:	July 1, 2011.

BASIC RENT

Rental Period	Basic Rent Per Annum	Basic Rent Monthly
Rent from July 1, 2013 to June 30, 2014;	$164,644.50	$13,720.38

LESSEE’S SHARE:

From January 1, 2012 to June 30, 2014	13.28%

LESSEE’S SHARE (TAXES):

From January 1, 2012 to June 30, 2014	13.28%

LESSEE’S SHARE

(OPERATING EXPENSES)

From January 1, 2012 to June 30, 2014	13.28%

SECURITY DEPOSIT:	$39,500.00.

PERMITTED USE:	General Office and laboratory uses, in each case, to the extent permitted as a matter of right under the zoning ordinance of the City of Cambridge and subject to all the provisions of this Lease. General Office use shall not extend to more than forty (40%) percent of the floor area of the Premises. Other than the MWRA Permit, any and all local, state or federal operational permits shall be the sole responsibility of the Lessee. Any and all uses which require a zoning variance, zoning change, special permit or other type of zoning approval relief shall be subject to the approval of the Lessor in its reasonable discretion and shall be the responsibility of the Lessee. Notwithstanding the forgoing, no use involving the presence, storage, generation or release of any radioactive or nuclear materials shall be permitted.

4. This LEASE MODIFICATION hereby incorporates as if set forth fully herein all other terms, covenants and agreements contained in the LEASE together with all addendum’s, amendments, riders and exhibits, except as the same are inconsistent with, or specifically modified by the provisions contained herein

5. This is legally binding agreement. Consult legal council if you do not understand

IN WITNESS HEREOF, the parties hereto executed this LEASE EXTENSION AGREEMENT as of the date set forth above, and by their own

/s/ Illegible	/s/ Elisabet de los Pinos
Lessor	Lessee

Lessor	Lessee

2/15/2013
Date	Date

4. This LEASE MODIFICATION hereby incorporates as if set forth fully herein all other terms, covenants and agreements contained in the LEASE together with all addendum’s, amendments, riders and exhibits, except as the same are inconsistent with, or specifically modified by the provisions contained herein

5. This is legally binding agreement. Consult legal council if you do not understand

IN WITNESS HEREOF, the parties hereto executed this LEASE EXTENSION AGREEMENT as of the date set forth above, and by their own free will.

/s/ Illegible	/s/ Elisabet de los Pinos
Lessor	Lessee

Lessor	Lessee

2/15/13	2/15/2013
Date	Date

LEASE MODIFICATION

THE FOLLOWING “LEASE MODIFICATION” DATED March 21, 2014, between Bolton Street Partners, LLC (LESSOR) and Aura Biosciences, Inc. (LESSEE).

The parties to this Lease Modification previously entered into a Lease dated June 9, 2011, and modified on September 16 and October 17, 2011 and January 23, 2013, for certain premises at 85 Bolton Street, Cambridge, MA, which premises is described in ‘The Lease” and are referred to therein, and will be referred to herein, as the “Demised Premises”. The parties hereto desire to renew and modify the Lease and to replace the Sections of Lease with these modifications stated below and to make such other modifications as are expressly stated herein:

1. “Reference Data”. The following terms shall have the definitions set forth in this Section 1.0:

PREMISES AND RENTABLE AREA OF THE PREMISES:	Agreed to be 5,302 gross rentable square feet on the first (1st) floor of the Building (Labs 116, 118, 119, and 110) and on the second (2nd) floor of the building (Offices 22 1-225). The rentable area of the Premises includes a common area factor and Lessor and Lessee agree that the rentable area of the Premises is as stated herein.

BUILDING:	The building located at 85-95 Bolton Street, Cambridge, Massachusetts

LAND:	46,771 square feet.

NEW TERM:	The term shall be from July 1, 2014 to June 30, 2015 and the arrangement shall be a Tenant at Will arrangement shall commence on July 1, 2014 and shall continue month to month; provided, however, the. Tenant may terminate this Tenant-at-Will arrangement at any time with ninety (90) days advanced written notice to the Landlord. The Landlord may not exercise this early termination right.

COMMENCEMENT DATE:	July 1, 2011
Basic Rent

Rental Period	Basic Rent Per Annum	Basic Rent Monthly
Rent from July 1, 2013 to June 30, 2014;	$140,503.00	$11,708.58
Rent from July 1, 2014 to June 30, 2015 shall be month to month with a three (3) month termination option by written notice to landlord;	$145,805.00	$12,150.42

LESSEE’S SHARE:

LESSEE’S SHARE:

From October 1, 2013 to June 30, 2015	11.34%

LESSEE’S SHARE (TAXES):

From October 1, 2013 to June 30, 2015	11.34%

LESSEE’S SHARE

(OPERATING EXPENSES)

From October 1, 2013 to June 30, 2015	11.34%

SECURITY DEPOSIT:	$39,500.00

PERMITTED USE:	General Office and laboratory uses, in each case, to the extent permitted as a matter of right under the zoning ordinance of the City of Cambridge and subject to all the provisions of this Lease. General Office use shall not extend to more than forty (40%) percent of the floor area of the Premises. Other than the MWRA Permit, any and all local, state or federal operational permits shall be the sole responsibility of the Lessee. Any and all uses which require a zoning variance, zoning change, special permit or other type of zoning approval relief shall be subject to the approval of the Lessor in its reasonable discretion and shall be the responsibility of the Lessee. Notwithstanding the forgoing, no use involving the presence, storage, generation or release of any radioactive or nuclear materials shall be permitted.

4. This LEASE MODIFICATION hereby incorporates as if set forth fully herein all other terms, covenants and agreements contained in the LEASE together with all addendum’s, amendments, riders and exhibits, except as the same arc inconsistent with, or specifically modified by the provisions contained herein.

5. This is legally binding agreement. Consult legal counsel if you do not understand.

IN WITNESS HEREOF, the parties hereto executed this LEASE EXTENSION AGREEMENT as of the date set forth above, and by their own free will.

Lessor: Bolton Street Partners, LLC	Lessee: Aura Biosciences, Inc.

By:/s/ Illegible	By: /s/ Elisabet de los Pinos
(name) (title)	(name) (title) CEO
Hereunto Duly Authorized	Hereunto Duly Authorized

Date: March 27, 2014	Date: March 27, 2014

LEASE MODIFICATION

THE FOLLOWING “LEASE MODIFICATION” DATED August 5, 2015, between Bolton Street Partners, LLC (LESSOR) and Aura Biosciences, Inc . (LESSEE).

The parties to this Lease Modification previously entered into a Lease elated June 9, 2011 , and modified on September 16 and October 17, 2011, January 23, 2013 and March 21, 2014, for certain premises at 85 Bolton Street, Cambridge, MA. which premises is described in “The Lease” and arc referred to there in, and will be referred to herein, as the “Demised Premises”. The parties hereto desire to renew and modify the Lease and to replace the Section; of Lease with these modifications stated below and to make such other modifications as am expressly stated herein:

1.	“Reference Data”. The following terms shall have the definitions set forth in this Section 1.0:

PREMISES AND RENTABLE AREA OF THE PREMISES:	Agreed to be 5,302 gross rentable square feet on the first (1st) floor of the Building (Labs 116, 118, 119, and 110) and on the second (2nd) floor of the building (Offices 221-225). The rentable area of the Premises includes a common area factor and Lessor and Lessee agree that the rentable area of the Premises is as stated herein.

BUILDING	The building located at 85-95 Bolton Street, Cambridge, Massachusetts.

RENTABLE AREA OF BUILDING:	46,771 square feet.

LAND:	The parcel of land on which the Building is located more fully described on Exhibit B hereto.

NEW TERM:	The term shall be from August l, 2015 to June 30, 2016 and the arrangement shall be a Tenant at Will arrangement shall commence on August 1, 2015 and shall continue month to month. The Landlord may terminate this Tenant at Will arrangement at any time with 120 days advanced notice to the Tenant. The Tenant may terminate this Tenant at Will arrangement at any time with 120 days advanced notice from to the Landlord. The Tenant at Will arrangement may not be terminated before December 31, 2015.

COMMENCEMENT DATE:	July l, 2011

RENT COMMENCEMENT	July 1, 2011.

DATE:
BASIC RENT

Rental Period	Basic Rent Per Annum	Basic Rent Monthly
Rent from August 1, 2015 to December 31, 2015.	$159,060.00	$13,255.00
Rent from January 1, 2016 to March 31, 2016.	$169,664.00	$14,138.67

LESSEE’S SHARE:

From October 1, 2013 lo June 10,	11.34%

2016 LESSEE’S SHARE (TAXES):

From October 1, 2013 to June 30, 20	11.34%

IGLESSEE’S SHARE

(OPERATING EXPENSES)

From October 1, 2013 lo June 30,	11.34%
2016	$39,500.00.

SECURITY DEPOSIT: PERMITTED USE:	General Office and laboratory uses, in each case, to the extent permitted as a matter of right under the zoning ordinance of the City of Cambridge and subject to all the provisions of this Lease. General Office use shall not extend to more than forty (40%) percent of the floor area of the Premises. Other than the MWRA Permit, any and all local, state or federal operational permits shall be the sole responsibility of the Lessee. Any and all uses which require a zoning variance, zoning change, special permit or other type of zoning approval relief shall be subject to the approval of the Lessor in its reasonable discretion and shall be the responsibility of the Lessee. Notwithstanding the forgoing, no use involving the presence, storage, generation or release of any radioactive or nuclear materials shall be permitted.

2. This LEASE MODIFICATION hereby incorporates as if set forth fully herein all other terms, covenants and agreements contained in the LEASE together with all addendum’s, amendments, riders and exhibits, except as the same are inconsistent with, or specifically modified by the provisions contained herein.

3. This is legally binding agreement. Consult legal council if you do not understand.

IN WITNESS HEREOF, the parties hereto executed this LEASE EXTENSION AGREEMENT as of the date set forth above, and by their own free will.

/s/ Illegible	/s/ Elisabet de los Pinos
Lessor	Lessee
Elisabet de los Pinos/CEO
Lessor	Lessee
8/18/15	8/17/15
Date	Date

LEASE MODIFICATION

THE FOLLOWING “LEASE MODIFICATION” DATED December 14, 2015, between Bolton Street Partners, LLC (LESSOR) and Aura Biosciences, Inc. (LESSEE) .

The parties to this Lease Modification previously entered into a Lease dated June 9, 2011, and modified on September 16 and October 17, 2011, January 23, 2013, March 21, 2014 and August 5, 2015, for certain premises at 85 Bolton Street, Cambridge, MA, which premises is described in “The Lease” and are referred to therein, and will be referred to herein, as the “Demised Premises”. The parties hereto desire to renew and modify the Lease and to replace the Sections of Lease with these modifications stated below and to make such other modifications as are expressly stated herein:

1. “Reference Data”. The following terms shall have the definitions set forth in this Section 1.0:

PREMISES AND RENTABLE AREA OF THE PREMISES:	Agreed to be 5,302 gross rentable square feet on the first (1st) floor of the Building (Labs 116, 118, 119, and 110) and on the second (2nd) floor of the building (Offices 221-225). It is agreed that Labs 130, 131 and 132 will be added on February 1, 2016 for an agreed to be 8,074 gross rentable square feet, and The Lessee shall the option to take Office 210-215 and Office 216-217 for an occupancy of November 1, 2016 to March 1, 2017 depending on when N-12 vacates the space. Lessee gross square feet would increase 1,677 gross rental square feet or a total of 9,751 gross rentable square feet, if the option is exercised. Lessee must notify Lessor in writing by written notice within 21 days of receiving written notice from Lessor that the space is becomes available. The rentable area of the Premises includes a common area factor and Lessor and Lessee agree that the rentable area of the Premises is as stated herein.

BUILDING	The building located at 85-95 Bolton Street, Cambridge, Massachusetts.

RENTABLE AREA OF BUILDING:	46,771 square feet.

LAND:	The parcel of land on which the Building is located more fully described on Exhibit B hereto.

NEW TERM:	The new term shall be from January 1, 2016 to January 31, 2018.

COMMENCEMENT DATE:	July 1, 2011

RENT COMMENCEMENT DATE:	July 1, 2011.

BASIC RENT

Rental Period	Basic Rent Per Annum	Basic Rent Monthly
Rent from January 1, 2016 to January 31, 2016.	$169,664.00	$14,138.67
Rent from February 1, 2016 to January 31, 2017.	$282,590.00	$23,549.17
Rent from February 1, 2017 to January 31, 2018.	$290,664.00	$24,222.00

LESSEE’S SHARE:

From October 1, 2013 to January 31, 2016	11.34%

From February 1, 2016 to January 31, 2018	17.26%

If Option for Offices 210-217 is exercised.	20.85%

LESSEE’S SHARE (TAXES):

From October 1, 2013 to January 31, 2016	11.34%

From February 1, 2016 to January 31, 2018	17.26%

If Option for Offices 210-217 is exercised.	20.85%

LESSEE’S SHARE

(OPERATING EXPENSES)

From October 1, 2013 to January 31, 2016	11.34%

From February 1, 2016 to January 31, 2018	17.26%

If Option for Offices 210-217 is exercised.	20.85%

SECURITY DEPOSIT:	Current Security Deposit is $39,500 which will be increased to $75,000.00 by February 1, 2016 .

PERMITTED USE:	General Office and laboratory uses, in each case, to the extent permitted as a matter of right under the zoning ordinance of the City of Cambridge and subject to all the provisions of this Lease. General Office use shall not extend to more than forty (40%) percent of the floor area of the Premises. Other than the MWRA Permit, any and all local, state or federal operational permits shall be the sole responsibility of the Lessee. Any and all uses which require a zoning variance, zoning change, special permit or other type of zoning approval relief shall be subject to the approval of the Lessor in its reasonable discretion and shall be the responsibility of the Lessee Notwithstanding the forgoing, no use involving the presence, storage, generation or release of any radioactive or nuclear materials shall be permitted

2, This LEASE MODIFICATION hereby incorporates as if set forth fully herein all other terms, covenants and agreements contained in the LEASE together with all addendum’s, amendments, riders and exhibits, except as the same are inconsistent with, or specifically modified by the provisions contained herein

3_ This is legally binding agreement Consult legal council if you do not understand.

4. Lessor’s Work LESSOR agrees to complete the following work at LESSOR cost:

a	Paint the current labs (1 16-1 19), The painting will be completed by February 15, 2016.

b	Paint the new labs (130-132) The painting work will be completed by February l, 2016

c

Remove and dispose of walls from Aura current open office space through lo offices 22 l and 222. Final scope of work to be defined with a meeting between Lessor and Lessee. Repair drywall, carpet and lights and paint the reconfigured office space (22 l-225). The work will be completed within 60 days of a mutually agreed plan

Lessor shall complete any such punch-list items in a reasonably diligent manner,

5. Broker(s) to be paid by Lessor for the square feet of Lease for the term of February !, 2016 to January 18, 2018. Lessor and Lessee each represent to the other that they have dealt with no broker in connection with this Lease other than Newmark Knight Frank and Transwestern/RBJ (the “Broker(s)”). If, and only if, this Lease is executed and delivered by both Lessor and Lessee, Lessor shall pay the Broker a brokerage fee under a separate agreement with the Broker. Lessee agrees to indemnify and hold Lessor harmless from and against any claims for commissions or fees by any person other than the Broker by reason of any act of Lessee or its representatives. Lessor agrees to indemnify and hold Lessee harmless from and against any claims for commissions or fees by any person by reason of any act of Lessor or its representatives.

IN WITNESS HEREOF, the parties hereto executed this LEASE EXTENSION AGREEMENT as of the date set forth above, and by their own free will.

/s/ Illegible	/s/ Elisabet de los Pinos
Lessor	Lessee
Elisabet de los Pinos
Lessor	Lessee
12/23/15	12/18/15
Date	Date

LEASE MODIFICATION

THE FOLLOWING “LEASE MODIFICATION” DATED June 19, 2017, between Bolton Street Partners, LLC (LESSOR) and Aura Biosciences, Inc. (LESSEE).

The parties to this Lease Modification previously entered into a Lease dated June 9, 2011, and modified on September 16 and October 17, 2011, January 23, 2013, March 21, 2014, August 5, 2015 and December 14, 2015 for certain premises at 85 Bolton Street, Cambridge, MA, which premises is described in “The Lease” and are referred to therein, and will be referred to herein, as the “Demised Premises”. The parties hereto desire to renew and modify the Lease and to replace the Sections of Lease with these modifications stated below and to make such other modifications as are expressly stated herein:

1. “Reference Data”. The following terms shall have the definitions set forth in this Section 1.0:

PREMISES AND RENTABLE AREA OF THE PREMISES:	Agreed to be 8,074 gross rentable square feet on the first (1st) floor of the Building (Labs 116, 118, 119, 130, 131, 132 and 110) and on the second (2nd) floor of the building (Offices 221-225). It is agreed that Labs 116, 118, 130, 131, 132 and 110 will be relinquished on July 31,2017 and It is agreed that Offices Labs 231 and Office 226-228 and 229 will be added on August 1, 2017 for an agreed to be 7,657 gross rentable square feet. The rentable area of the Premises includes a common area factor and Lessor and Lessee agree that the rentable area of the Premises is as stated herein.

BUILDING	The building located at 85-95 Bolton Street, Cambridge, Massachusetts.

RENTABLE AREA OF BUILDING:	46,771 square feet.

LAND:	The parcel of land on which the Building is located more fully described on Exhibit B hereto.

NEW TERM:	The new term shall be from August 1, 2017 to January 31, 2020.

COMMENCEMENT DATE:	July 1, 2011

RENT COMMENCEMENT	July 1, 2011.

BASIC RENT

Rental Period	Basic Rent Per Annum	Basic Monthly
Rent up July 31.2017.	$290,664.00	$24.222.00
Rent from August 1, 2017 to January 31, 2018	$275,652.00	$22,971.00
Rent from February 1, 2018 to January 31, 2019.	$283,309.00	$23,609.08
Rent from February 1, 2019 to January 31, 2020	$290,966.00	$24,247.17

LESSEE’S SHARE:

To July 31, 2017	18.37%

From August 1, 2017 to January 31, 2020	16.37%

LESSEE’S SHARE (TAXES):

To July 31,2017	18.37%

From August 1, 2017 to January 31, 2020	16.37%

LESSEE’S SHARE (OPERATING EXPENSES)

To July 31, 2017	18.37%

From August 1, 2017 to January 31,2020	16.37%

SECURITY DEPOSIT	Current Security Deposit is $39,500 which was be increased to $75,000.00 by February 1, 2016.

PERMITTED USE:	General Office and laboratory uses, in each case, to the extent permitted as a matter of right under the zoning ordinance of the City of Cambridge and subject to all the provisions of this Lease. General Office use shall not extend to more than forty (40%) percent of the floor area of the Premises. Other than the MWRA Permit, any and all local, state or federal operational permits shall be the sole responsibility of the Lessee. Any and all uses which require a zoning variance, zoning change, special permit or other type of zoning approval relief shall be subject to the approval of the Lessor in its reasonable discretion and shall be the responsibility of the Lessee. Notwithstanding the forgoing, no use involving the presence, storage, generation or release of any radioactive or nuclear materials shall be permitted.

2. This LEASE MODIFICATION hereby incorporates as if set forth folly herein all other terms, covenants and agreements contained in the LEASE together with all addendum s, amendments, riders and exhibits, except as the same are inconsistent with, or specifically modified by the provisions contained herein.

3. The Lessor agrees to conduct the maintenance and repair items attached in Exhibit A as part of its building maintenance program. The second floor bathrooms and hallway carpet will be completed by December 31, 2017 and all work is to be completed by June 30, 2018.

4. The Lessee shall notify in writing the Lessor by November 15, 2017 as to whether Lessee has closed Lessee’s next round of financing. If and only if Lessee has not closed Lessee’s next round of financing then Lessee shall have the option of terminating the February 1, 2018 to January 31, 2020 portion of the lease term. If Lessor does not receive written Notice by November 15, 2018, then the February 1, 2018 to January 31, 2020 term shall be in full effect and binding.

5. This is legally binding agreement. Consult legal counsel if you do not understand.

IN WITNESS HEREOF, the parties hereto executed this LEASE EXTENSION AGREEMENT as of the date set forth above, and by their own free will.

/s/ Illegible LESSOR	/s/ Elizabet de los Pinos LESSEE

LESSOR	Elizabet de los Pinos LESSEE

8/10/17 DATE	8/3/17 DATE

Exhibit A - 85 Bolton Street Improvements

Hallway

•	Replace carpet in the halls in 2nd floor common halls.

Large Conference Room # 201 (to be completed by June 30th, 2018)

•	Get longer conference table

•	Remove the round table

•	Get telecom phone

•	Replace light bulbs

•	Get new Matching chairs

Small Conference Room #248

•	Get telecom phone

•	Replace recess light bulbs

•	Remove glass tables in hallway and in conference room

•	Get a 6’ x 2’ rectangular table for supplies, food etc. that would go against the wall

•	Replace blinds

Ladies Bathroom #251

•	Shower tub to be cleaned at least once per week

•	Replace tub mat

•	Lights in locker/tub area need to be fixed/ replaced

•	Replace toilet bowls if stains cannot be removed

•	Sinks to be repaired, cleaned and any dirt, mold removed

•	Broken faucets and rusty strainers to be replaced

•	Replace floor tile

•	The stall wall with holes in needs to be repaired/replaced

•	Replace sanitary container with one that is sealed & (professionally replaced on a regular basis

•	Replace the paper towel dispenser to an automatic one or one that the towels fit so you can pull them out without falling on the floor

•	Paint walls

Men’s Bathroom (#250)

•	Same upgrades as ladies room with the exception of sanitary container

Ladies & Gents Bathrooms (#219 & #220)

•	Fix door stopper (#220)

•	Replace toilet bowls if stains cannot be removed

•	Replace floor tile

•	Sinks to be repaired, cleaned & dirt, mold removed. Replace broken faucets & rusty strainers.

•	Fix /reattach shelf below mirror (#220)

•	Paint walls and doors

Small Kitchen

•	Cupboard doors to be replaced

•	Flooring to be replaced

•	Replace stained ceiling tiles

•	Paint walls

LEASE EXTENSION AGREEMENT

THIS EXTENSION AGREEMENT DATED October 17, 2019, between Bolton Street Partners, LLC (LESSOR) and Aura Biosciences, Inc. (LESSEE).

The parties to this Lease Extension Agreement previously entered into a Lease dated June 9, 2011, and modified on September 16 and October 17, 2011, January 23, 2013, March 21, 2014, August 5, 2015 and December 14, 2015 and June 19, 2017 for certain premises at 85 Bolton Street, Cambridge, MA, which premises are described in “The Lease” and are referred to therein, and will be referred to herein, as the “Demised Premises”. The parties hereto desire to expand the Premises, extend the lease term and modify the Lease and to replace the Sections of Lease with these modifications stated below and to make such other modifications as are expressly stated herein:

1. “Reference Data”. The following terms shall have the definitions set forth in this Section 1.0:

PREMISES AND RENTABLE AREA OF THE PREMISES:	Agreed to be 7,657 gross rentable square feet on the second (2nd) floor of the Building (Labs 23l and (Offices 221-225 226-229). It is agreed that Labs 253,265, 266 and 253A will be added on February 1,2020 for an agreed to be 8,838 gross rentable square feet. Tenant shall receive one and a half (1.5) months of abated base rent on the Expansion Premises once they are delivered by the Landlord following completion of the improvements, targeted for December 15, 2019. The rentable area of the Premises includes a common area factor and Lessor and Lessee agree that the rentable area of the Premises is as stated herein.

EXPANSION:	Tenant shall have a Right of First Offer on the Novogy, LifeMine / Proclara Premises within 60 days of written notice that the space will be vacating. The terms and conditions will be the same as this lease modification if Tenant expands within the first six (6) months from the Lease Extension Commencement Date (February 1, 2020)

BUILDING	The building located at 85-95 Bolton Street, Cambridge, Massachusetts.

RENTABLE AREA OF BUILDING:	46,771 square feet,

LAND:	The parcel of land on which the Building is located more fully described on Exhibit B hereto.

NEW TERM:	The extended term shall be from February 1, 2020 to July 31, 2022.

TERM EXTENSION COMMENCEMENT DATE:	February 1, 2020

TERM EXTENSION RENT COMMENCEMENT DATE:	February 1, 2020

BASIC RENT FOR EXTENSION TERM

Rental Period	Basic Rent Per Annum	Basic Rent Monthly
Rent from February 1, 2020 to April 30, 2021.	$353,520.00	$29,460.00
Rent from May 1, 2021 to July 31, 2022.	$362,358.00	$30,196.50

LESSEE’S SHARE:

From August 1, 2017 to January 31, 2020	16.37%

From February 1, 2020 to July 31, 2022	18.90%

LESSEE’S SHARE (TAXES):

From August 1, 2017 to January 31, 2020	16.37%

From February 1, 2020 to July 31, 2022	18.90%

LESSEE’S SHARE (OPERATING EXPENSES)

From August 1, 2017 to January 31, 2020	16.37%

From February 1, 2020 to July 31, 2022	18.90%

SECURITY DEPOSIT:	Current Security Deposit is $75,000.

LANDLORD’S WORK:

Landlord, at its sole expense, shall perform the following improvements to the Premises:

•   Demise the existing office Premises by extending the hallway wall all the way to the deck.

•   Add HVAC temperature control to the “Barcelona” conference room

•   Add HVAC venting and temperature control to the “City of Lights” conference room

•   Improve HVAC performance and temperature control in the existing office and lab areas.

•   Perform the improvements to the lab areas (the existing lab 231 and new labs 253, 253A, and 256) as outlined on the attached spreadsheet.

BROKERAGE:	Newmark represents both the Landlord (Ryan Weber and Joe Pearce) and Tenant (Dan Krysiak and David Townsend) in this transaction and will be paid a market fee by the Landlord.

PARKING:	Tenant’s allocation of parking spaces shall increase based upon the amount of additional space being leased in accordance with the building ratio.

PERMITTED USE:	General Office and laboratory uses, in each case, to the extent permitted as a matter of right under the zoning ordinance of the City of Cambridge and subject to all the provisions of this Lease. General Office use shall not extend to more than forty (40%) percent of the floor area of the Premises. Other than the M WRA Permit, any and all local, state or federal operational permits shall be the sole responsibility of the Lessee. Any and all uses which require a zoning variance, zoning change, special permit or other type of zoning approval relief shall be subject to the approval of the Lessor in its reasonable discretion and shall be the responsibility of the Lessee. Notwithstanding the forgoing, no use involving the presence, storage, generation or release of any radioactive or nuclear materials shall be permitted.

2. This LEASE EXTENSION AGREEMENT hereby incorporates as if set forth fully herein all other terms, covenants and agreements contained in the LEASE together with all addendum’s, amendments, riders and exhibits, except as the same are inconsistent with, or specifically modified by the provisions contained herein.

3. The Lessor agrees to conduct the maintenance and repair items attached in Exhibit A as part of its building maintenance program, which included exterior paving, repainting and slatting exterior fencing and exterior painting. Build out for Labs 253, 253A, 256, and 231 attached in Exhibit B.

IN WITNESS HEREOF, the parties hereto executed this LEASE EXTENSION AGREEMENT as of the date set forth above, and by their own free will.

/s/ Illegible LESSOR	/s/ Elizabet de los Pinos LESSEE

LESSOR	Elizabet de los Pinos LESSEE

DATE	10/17/19 DATE

EXHIBIT B

Room 253

install air-in filters in ceiling to prevent contamination

install “emergency” outlets 4/room

install 220V Power outlet for centrifuge

install house airline (for bioreactor) install house vacuum line (for biosafety cabinet)

install gas cylindar station outside of the room (wall stands and thread nylon air hose through ceiling or wall)

install shelving

install controllable thermostat

sink area with drain and foot pedals di water source

Room 253A

install air-in filters in ceiling to prevent contamination

install “emergency” outlets 4/room

install 220V Power outlet for centrifuge

install house air line

install house vacuum line Air exhaust

Install shelving

di water source

Room 256	Freezer and LN2 room install 208V 20A Power outlet for -80c freezer Install oxygen sensor (safety) Remove the sink and install in Room 253.

Room# 231

(current lab space)

lock doors (side panel missing pin, unable to securely lock doors at end of day)

ceiling panels- missing panels in lab, lots of debris from ceiling locks for freezer chest

install “emergency” outlets 4/room

replace air-in filter in current cell culture room

LEASE MODIFICATION

THE FOLLOWING “LEASE MODIFICATION” DATED March 10, 2021, between Bolton Street Partners, LLC (LESSOR) and Aura Biosciences, Inc. (LESSEE).

The parties to this Lease Modification previously entered into a Lease dated June 9, 2011, and modified on September 16 and October 17, 2011, January 23, 2013, March 21, 2014, August 5, 2015 and December 14, 2015, June 19, 2017 and October 17, 2019 for certain premises at 85 Bolton Street, Cambridge, MA, which premises is described in “The Lease” and are referred to therein, and will be referred to herein, as the “Demised Premises”. The parties hereto desire to renew and modify the Lease and to replace the Sections of Lease with these modifications stated below and to make such other modifications as are expressly stated herein:

1. “Reference Data”. The following terms shall have the definitions set forth in this Section 1.0:

PREMISES AND RENTABLE AREA OF THE PREMISES:	Agreed to be 8,838 gross rentable square feet on the second (2nd) floor of the Building (Labs 231, 253, 265, 266 and 253A and (Offices 221-225 226-229). It is agreed that Labs 153, 122, 123 will be added on May 1, 2021 for an agreed to be 13, 354 gross rentable square feet. It is agreed that Lab 124 will be added on June 15, 2021 for an agreed to be 14, 354 gross rentable square feet. The rentable area of the Premises includes a common area factor and Lessor and Lessee agree that the rentable area of the Premises is as stated herein.

BUILDING	The building located at 85-95 Bolton Street, Cambridge, Massachusetts.

RENTABLE AREA OF BUILDING:	46,771 square feet.

LAND:	The parcel of land on which the Building is located more fully described on Exhibit B hereto.

NEW TERM:	The new term shall be from May 1, 2021 to July 31, 2023.

BASIC RENT

Rental Period	Basic Rent Per Annum	Basic Rent Monthly
Rent from May 1, 2021 to June 15, 2021.	$565,578.00	$47,131.50
Rent from June 15, 2021 to July 31, 2022.	$610,578.00	$50,881.50
Rent from August 1, 2022 to July 31, 2023.	$645,930.00	$53,827.50
12 Month Extension Option if exercised.
Rent from August 1, 2023 to July 31, 2024.	$688,992.00	$57,416.00

LESSEE’S SHARE:

From May 1, 2021 to July 31, 2023	30.69%

LESSEE’S SHARE (TAXES):

From May 1, 2021 to July 31, 2023	30.69%

LESSEE’S SHARE (OPERATING EXPENSES)

From May 1, 2021 to July 31, 2023	30.69%

SECURITY DEPOSIT:	Current Security Deposit is $75,000 and will be brought up to $125,000 by May 1, 2021.

PARKING:	Tenant’s allocation of parking spaces shall increase based upon the amount of additional space being leased in accordance with the building ratio.

2. LANDLORD’S WORK:

Landlord, at its sole expense, shall perform the following improvements to the Premises:

•	Add a CO2, Oxygen, air and vac line to room 153.

•	Add (2) emergency power outlets to room 153.

•	Install HEPA filers to vents in room 153.

•	Add a CO2, Oxygen, air and vac line to office area—room 153.

•	Add (2) emergency power outlets and (3) 220 v sockets to office area—room 153.

•	Install HEPA filers to vents in office area—room 153.

•	Remove one sink from room 153.

•	Add a CO2, Oxygen, and air lines to office area—“cell culture room”.

3. This LEASE MODIFICATION hereby incorporates as if set forth fully herein all other terms, covenants and agreements contained in the LEASE together with all addendum’s, amendments, riders and exhibits, except as the same are inconsistent with, or specifically modified by the provisions contained herein.

4. This is legally binding agreement. Consult legal counsel if you do not understand.

IN WITNESS HEREOF, the parties hereto executed this LEASE EXTENSION AGREEMENT as of the date set forth above, and by their own free will.

/s/ Peter Zagorianakos LESSOR	/s/ Julie B. Feder LESSEE

Peter Zagorianakos, CFA LESSOR	Julie D. Feder, CFO LESSEE

3/31/2021 DATE	3/30/2021 DATE

Triad Alpha Partners, LLC	Aura Biosciences, Inc.